As filed with the Securities and Exchange Commission on January 11, 2016

Registration No. 333-

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORNING NATURAL GAS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	4923	46-3235589
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code)	Identification Number)

330 W. William St.

Corning, New York 14830

(607) 936-3755
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Michael I. German

President and Chief Executive Officer

Corning Natural Gas Holding Corporation

330 W. William St.

Corning, New York 14830

(607) 936-3755
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

With a copy to:

Deborah J. McLean, Esq.

Nixon Peabody LLP

1100 Clinton Square

Rochester, New York 14604

(585) 263-1307

Facsimile: (866) 947-0724

dmclean@nixonpeabody.com

-----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to divided or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Subscription Rights to Purchase Shares of 6% Series A Cumulative Preferred Stock or Shares of Series B Convertible Preferred Stock	(1)	$0.00	$0.00	$0.00 (2)
6% Series A Cumulative Preferred Stock, par value $0.01 per share	(1)	$25.00	(1)	(1)
Series B Convertible Preferred Stock, par value $0.01 per share	(1)	$20.75	(1)	(1)
Common Stock, par value $0.01 per share, issuable upon conversion of Series B Convertible Preferred Stock	(1)(4)	(1)	(1)	(1)
			$8,542,083 (3)	$860.19

  This registration statement covers the number of subscription rights required to distribute one subscription right for each share of the registrant’s common stock outstanding on the record date for the subscription rights distribution, and an indeterminate number of shares of 6% Series A Cumulative Preferred Stock, par value $0.01 per share and an indeterminate number of Shares of Series B Convertible Preferred Stock, par value $0.01 per share, which may be purchased upon exercise of such subscription rights, as shall have an aggregate initial offering price not to exceed $8,542,083.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of conversion of shares of Series B Convertible Preferred Stock, including an indeterminate number of shares of common stock as may be issued pursuant to the antidilution provisions thereof, including as a result of stock splits, stock dividends or other similar transactions.
  The Subscription Rights are being issued as a dividend to existing shareholders for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable.
  Calculated pursuant to Rule 457(o) under the Securities Act.
  Shares of the registrant’s common stock will be issued, if at all, on conversion of the registrant’s Series B Convertible Preferred Stock and no separate registration fee is due, pursuant to Rule 457(i).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

[INTENTIONALLY BLANK]

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY __, 2016

CORNING NATURAL GAS HOLDING CORPORATION

_______ NON-TRANSFERABLE SUBSCRIPTION RIGHTS

(EXPIRING __________, 2016, UNLESS EXTENDED)

TO PURCHASE

UP TO 308,750 SHARES OF 6% SERIES A CUMULATIVE PREFERRED STOCK

OR

UP TO 411,666 SHARES OF 4.8% SERIES B CONVERTIBLE PREFERRED STOCK

SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED STOCK

On December 16, 2015, the Board of Directors of Corning Natural Gas Holding Corporation (the “Holding Company”, and together with its subsidiaries, the “Company,” “we” or “us”) declared a dividend of one subscription right for each share of common stock outstanding as of the record date of , 2016. Each non-transferable subscription right entitles the holder to purchase either: (i) one-eighth share of our 6% Series A Cumulative Preferred Stock, par value $0.01 per share, for $25.00 per share (“Series A Cumulative Stock”), or (ii) one-sixth share of our 4.8% Series B Convertible Preferred Stock, par value $0.01 per share, for $20.75 per share (“Series B Convertible Stock”; and, together with the Series A Cumulative Stock, the “Preferred Stock”). Each subscription right must be exercised, if at all, prior to ___, 2016.

The subscription rights will be issued as book entry securities on _____, 2016 and will expire on ________, 2016 if not exercised prior to that date. Based on the 2,463,574 shares of our common stock outstanding as of December 31, 2015 and approximately 5,500 shares to be issued in January 2016 to shareholders reinvesting their dividends and for directors’ compensation, we expect to issue approximately 2,470,000 subscription rights. If all shareholders exercise their rights to purchase shares of our Series A Cumulative Stock, we would issue 308,750 shares. If all shareholders exercised their rights to purchase our Series B Convertible Stock, we would issue 411,666 shares, each of which is convertible in accordance with its terms into one share of our common stock, subject to adjustment. We cannot predict the extent to which our shareholders will exercise their subscription rights, which are non-transferable, nor whether the shareholders who exercise the subscription rights will elect to purchase Series A Cumulative Stock or Series B Convertible Stock.

You will not be issued any subscription rights unless you are a shareholder of record as of 5:00 p.m. New York City time on _________, 2016, which is the record date for the dividend of the rights. Your subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on _________, 2016, the expected expiration date of this rights offering. We may extend the period for exercising the subscription rights, in our sole discretion. If we extend the time for exercising the subscription rights, we will not extend such time more than 30 days past the original expiration date. Subscription rights that are not exercised by the expiration date of the rights offering will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the expiration date.

Shares of our common stock are traded over-the-counter and sales are reported on the OTCQX® under the symbol “CNIG.” The last reported sale price of our common stock on the OTCQX® on January 6, 2016, was $16.00 per share, which may reflect inter-dealer prices without retail mark-up or mark-down or commission and may not necessarily represent actual transactions. The subscription rights are not transferable. The shares of Series A Cumulative Stock and Series B Convertible Stock which may be issued on exercise of the rights will not be listed for trading on any stock exchange or market. The Preferred Stock may be illiquid as we cannot predict whether any trading market will develop for either the Series A Cumulative Stock or the Series B Convertible Stock.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THIS PROSPECTUS BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is __, 2016.

Table of Contents

ABOUT THIS PROSPECTUS	2
FORWARD-LOOKING STATEMENTS	2
SUMMARY	3
FREQUENTLY ASKED QUESTIONS ABOUT THE RIGHTS OFFERING	13
RISK FACTORS	17
OUR BUSINESS	26
USE OF PROCEEDS	30
DETERMINATION OF OFFERING PRICE	31
THE RIGHTS OFFERING	31
DESCRIPTION OF SECURITIES TO BE REGISTERED	39
SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	54
PLAN OF DISTRIBUTION	61
LEGAL MATTERS	61
EXPERTS	61
OTHER INFORMATION WITH RESPECT TO THE HOLDING COMPANY	61
WHERE YOU CAN FIND MORE INFORMATION	62
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	63

Appendix A — Form of Instructions as to Use of Corning Subscription Rights Card	A-1
Appendix B — Form of Subscription Rights Card	B-1

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are making offers only to persons in jurisdictions where offers are permitted and this prospectus is not an offer to sell securities to, nor is it seeking an offer to buy securities from, any person in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (which includes exhibits) that we have filed with the Securities and Exchange Commission, or the SEC, on Form S-1 covering the securities issuable upon exercise of the subscription rights we will distribute as a dividend to shareholders of record on the record date, ______, 2016, and the securities for which the subscription rights are exercisable and our common stock underlying those securities. Each subscription right entitles the holder to purchase either one-eighth (1/8th) share of 6% Class A Cumulative Preferred Stock or one-sixth (1/6th) share of Class B Convertible Preferred Stock. This prospectus does not contain all information contained in the registration statement, certain parts of which are omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any other document (including exhibits to the registration statement) are not necessarily complete. You should review the actual document provided as an exhibit or incorporated by reference in the registration statement for a thorough understanding of its contents. The registration statement and amendments thereto can be reviewed at the SEC’s web site located at www.sec.gov or at the SEC’s offices mentioned under the heading “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

Corning Natural Gas Holding Corporation is a holding company. We hold all of the outstanding shares of capital stock in Corning Natural Gas Corporation (the “Gas Company”), and one-half (50%) of the outstanding membership interests in our joint ventures: Leatherstocking Gas Company LLC and Leatherstocking Pipeline Company, LLC. In this prospectus, when we discuss our business, we are principally discussing the collective business of our consolidated group which, as of the date of this prospectus, is primarily the gas distribution and delivery business of the Gas Company. This prospectus contains statements that are forward-looking, such as statements relating to future capital expenditures, financing sources and availability, business expansion, acquisitions, cost-saving efforts, and the effects of regulation and competition. The words “believe,” “expect,” “anticipate,” “intend,” “may,” “plan,” and similar expressions are intended to identify these statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Accordingly, actual results may differ materially from those expressed in any forward-looking statements. These statements include but are not limited to statements under the captions “Questions and Answers About the Rights Offering,” “Summary” and “Risk Factors,” as well as all other sections in this prospectus and any information incorporated in this prospectus by reference. Factors that could cause actual results to differ materially from our management’s expectations include, but are not limited to:

•	the effect of any interruption in our supply of natural gas or a substantial increase in the price of natural gas,
•	our ability to successfully negotiate new supply agreements for natural gas as they expire, on terms favorable to us, or at all,
•	the effect on our operations of weather conditions and conservation efforts by our customers,
•	the effect on our operations of any actions by the New York Public Service Commission,
•	the approval by or filings with the New York Public Service Commission, the Pennsylvania Public Utility Commission, and the Federal Energy Regulatory Commission of various aspects of our proposed acquisition of Pike County Light and Power Company,
•	our ability to successfully raise equity upon exercise of the subscription rights to fund the required equity portion and to reduce the amount of debt required, to consummate the acquisition of Pike County Light and Power Company and pay for capital improvements and other expenditures for our businesses,
•	the effect of any litigation,
•	the effect on our operations of unexpected changes in any other applicable legal or regulatory requirements,
•	the amount of natural gas produced and directed through our pipeline by producers,
•	our ability to obtain additional equity or debt financing to fund our capital expenditure plans and for general corporate purposes,
•	our successful completion of various capital projects and the use of pipelines, compressor stations and storage by customers and counterparties at levels consistent with our expectations,
•	our ability to effectively implement cost savings measures, including avoidance of costly litigation,
•	our ability to retain the services of our senior executives and other key employees,
•	our vulnerability to adverse general economic and industry conditions on our major customers and customers generally,
•	the effect of any leaks in our transportation and delivery pipelines, and
•	competition for gas supply and transportation from other sources and pipelines.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that is important to you. This prospectus includes information about our business and our financial and operating data. Before making an investment decision, we encourage you to read the entire prospectus carefully, including the risks discussed in the “Risk Factors” section beginning at page 10. We also encourage you to review our financial statements and the other information we provide in the reports and other documents that we file with the SEC as described under “Where You Can Find More Information”.

We use the terms “we,” “us,” “our,” the “Holding Company,” and “Corporation,” in this prospectus to refer to Corning Natural Gas Holding Corporation. When we refer the Holding Company and its business generally we are referring to the Holding Company as a whole including its wholly-owned consolidated subsidiary Corning Natural Gas Corporation, which we refer to as the “Gas Company”, and our fifty percent membership interests in our joint ventures: Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC, which we sometimes refer to collectively as the “Leatherstocking JVs”.

Our Company

Overview

We are a public utility company holding company headquartered in Corning, New York, incorporated in 2013. Our principal subsidiary is the Gas Company, a regulated natural gas distribution company with operations in New York, which was incorporated in 1904.

The Gas Company purchases, transports, distributes and sells natural gas. The Gas Company has over 425 miles of gas distribution main, 15,000 services, and 86 regulating stations. Our customer base includes residential, commercial, industrial and municipal customers in the Southern Tier area of New York and gas utilities that service the Bath area and Elmira, New York. The Gas Company is franchised to supply gas service in all of the political subdivisions in which it operates. The Gas Company also transports and compresses gas for a gas producer from its gathering network into an interstate pipeline. The Gas Company is under the jurisdiction of the NYPSC, which oversees and sets the rates for New York gas distribution companies.

Our largest customers are Corning Incorporated, New York State Electric & Gas, Bath Electric, Gas & Water Systems, and Repsol Energy North America (formerly Talisman Energy USA Incorporated). Although Repsol is a significant customer, unlike our other customers, we do not deliver gas to Repsol. Rather, we receive gas from several of its gathering systems and wells and transport its gas through our system. These customers accounted for approximately 18.8% of our revenues in fiscal year 2015 and 17.7% in fiscal year 2014.

We have contracted with various sources to provide natural gas to our distribution system. We contract for pipeline capacity, as well as storage capacity of approximately 736,000 dekatherms (“Dth”). Prior to 2014, the Gas Company contracted with a third party to manage its gas supply and storage. After that date, we began to manage our transportation and storage capacity with internal resources.

We have secured the NYPSC-required fixed price and storage gas supply for the 2015-2016 winter season and are managing our storage and gas supply contracts to assure that we follow our gas supply and acquisition plan. Assuming no extraordinary conditions for the winter season, gas supply, flowing and storage, will be adequate to serve our approximately 15,000 customers.

Our business is highly seasonal because a material portion of our total sales and delivery volumes is to customers whose usage varies depending upon temperature. Our present rate structure, however, includes both a weather normalization clause and a revenue decoupling mechanism that are designed to mitigate the effect of departures from normal temperatures on both our earnings and cost to our customers.

Our utility operations are subject to regulation by the New York Public Service Commission, or the NYPSC, as to rates, service area, adequacy of service and safety standards.

We also own a 50% interest in two joint ventures with Mirabito Regulated Industries, LLC: Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC, which we sometimes collectively refer to as the Leatherstocking JVs. The businesses of our Leatherstocking JVs require capital to secure franchises and build pipelines and our agreements with the co-owner of the Leatherstocking JVs require that we match, on a one-for-one basis, the contributions of capital made by Mirabito Regulated Industries, LLC. Leatherstocking Gas distributes gas in Susquehanna and Bradford Counties, Pennsylvania, and has franchises to provide gas distribution services in Broome, Chenango, Delaware, and Ostego Counties, New York. Leatherstocking Pipeline currently supplies gas from the Williams Partners L.P.’s Laser pipeline to one customer in Lawton, Pennsylvania. Leatherstocking Gas owns three gate stations and approximately 16 miles of pipeline in Susquehanna and Bradford counties, Pennsylvania.

Recent Industry Trends

Since 2000, domestic energy markets have experienced significant price volatility. Natural gas markets have been particularly volatile, principally due to weather and changes in supply availability. Rising natural gas prices and the development of new technologies (specifically, hydraulic fracturing) have resulted in a surge in supply-related investment that has increased domestic production. In part as a result of the significant increase in domestic supply, gas prices have fallen significantly. Historically, the competition in our residential market has been primarily from electricity for cooking, water heating and clothes drying, and to a small degree, electricity, fuel oil and propane for heating. The price of gas remains low in comparison to that of alternative fuels in the Gas Company’s service territory and our competitive position in the residential, commercial and industrial markets continues to be strong. Over 90 percent of our residential customers heat with gas. When we expand our distribution system to attract new customers, our principal competition is oil and propane. Natural gas enjoys a price advantage over these fuels today.

In addition, increasing supplies and price induced conservation have favorably impacted natural gas prices. Given the current environment, we expect that natural gas will maintain a favorable competitive position compared to other fuels. Given natural gas’s clean burning attributes, we believe environmental regulations may enhance this competitive outlook.

Further, we do not expect a shortage of natural gas to impact our business over the next five to ten years. Natural gas supply over the last several years has been positive, and domestic reserves and production have increased. This is especially true in proximity to our distribution network. We likewise anticipate no shortages of the necessary pipes and valves for safe distribution of natural gas, and continue to receive material inventory from various reliable sources.

Our Operating and Growth Strategy

We intend to enhance shareholder value through revenue growth and reduction of our operating costs. As a gas utility, the Gas Company’s earnings are primarily determined by a rate of return set by the NYPSC on the investments in our facilities and equipment (e.g., our rate base) to ensure service to our customers. Over the next several years, we intend to continue making significant capital investments to ensure the safety and reliability of our gas network. Based on these capital investments, we anticipate that we will increase our rate base. In addition, we have identified growth opportunities that we believe will contribute to our revenues, earnings and rate base, including growth in our existing service territory, expansion into new areas and increased connections with local production sources.

We also invest in our joint ventures, each a 50%-owned subsidiary, Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC. Leatherstocking Gas distributes gas in Susquehanna and Bradford Counties, Pennsylvania, and has franchises to provide gas distribution services in Broome, Chenango, Delaware, and Ostego Counties, New York. Leatherstocking Pipeline currently supplies gas from the Williams Partners L.P.’s Laser pipeline to one customer in Lawton, Pennsylvania.

We have agreed, subject to regulatory approvals and certain other conditions to closing, to acquire all of the capital stock of Pike County Light & Power Company, a Pennsylvania electric and gas utility which provides electric service to approximately 4,600 customers and natural gas service to 1,200 customers in Pike County, Pennsylvania.

Experienced Management Team; Employees

Our executive management team and board of directors have over 130 years of collective experience in the utility industry.

The Gas Company had 58 employees as of September 30, 2015, and 57 as of September 30, 2014. Of this total, nearly half are union labor working under an agreement effective until April 2, 2018.

Our principal executive offices are located at 330 West William Street, Corning, New York 14830, and our telephone number is 607-936-3755. Our web site is www.corninggas.com. The information available on our web site is not part of this prospectus or any other reports filed by us with the SEC other than our actual filings with the SEC expressly incorporated by reference in this prospectus.

SUMMARY OF THE OFFERING

The subscription rights

We are distributing non-transferable subscription rights to holders of our common stock, as a dividend, at no charge, at the rate of one right for each share of common stock owned as of 5:00 p.m. on the record date for the dividend of _______, 2016. There is no minimum amount of proceeds required to complete the rights offering.

Basic subscription

Each right entitles the recipient shareholder with the right to purchase either: (i) one-eighth share of our 6% Series A Cumulative Preferred Stock for $25.00, or (ii) one-sixth share of our Series B Convertible Preferred Stock for $20.75. For example, a stockholder with 1,000 shares of common stock will receive 1,000 subscription rights and may purchase 125 shares of Series A Cumulative Preferred Stock for $3,125, or 166 shares of Series B Convertible Preferred Stock for $3,444.50, or some combination of Series A and Series B Preferred Stock.

Over-subscription privilege

If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional securities (Series A Cumulative Preferred Stock or Series B Convertible Preferred Stock) at the subscription price. If there are not enough securities to satisfy all subscriptions made under the over-subscription privilege, we will allocate the available securities pro rata among the over-subscribing rights holders. We will issue up to a maximum of $8,542,083 of preferred stock in this rights offering.

Expiration date and extensions

5:00 p.m. New York City time, ______, 2016, unless otherwise extended by us to a later date. We may, in our sole discretion, extend the time for exercising the subscription rights. If we extend the time for exercising the subscription rights, we will not extend such time more than 30 days past the original expiration date.

Procedure for exercising rights

You may exercise your basic subscription privilege and your over-subscription privilege by properly completing the rights card and forwarding it to the subscription agent with payment of the subscription price, including payment for all the securities you wish to purchase with both the basic subscription privilege and the over-subscription privilege. The subscription agent must actually receive both the subscription rights card (enclosed with this prospectus, the form of which is attached as Appendix B to this prospectus) and payment at or prior to the expiration of the rights offering. Any personal checks must be for good funds and clear the banking system by the expiration date. If you send rights card by mail, you are urged to use insured, registered mail.

Subscription agent

Computershare Trust Company, N.A. is the subscription agent for the subscription rights, as well as the transfer agent and registrar for the 6% Series A Cumulative Preferred Stock, the Series B Convertible Preferred Stock and our common stock.

Use of proceeds

We will use the proceeds of this rights offering, borrowings from Manufacturers and Traders Trust Company (“M&T Bank”), and distributions paid to us by the Gas Company to fund our obligations in connection with our agreement to acquire Pike County Light & Power Company, a Pennsylvania corporation, including among others, prepayment of outstanding Pike County Light & Power bonds; and, to the extent funds are available, for capital contributions to our existing subsidiary Corning Natural Gas Corporation (the “Gas Company”) and our Leatherstocking Gas and Leatherstocking Pipeline joint ventures (the “Leatherstocking JVs”) to fund capital expenditures, replacement of distribution mains and customer service lines, and growth in our existing service area and nearby areas, and costs of this offering. The rights offering does not have a minimum amount of proceeds. See “Use of Proceeds” below.

Risk factors

Exercise of your subscription rights and purchase of the securities involve risks common to other investments in equity securities as well as other risks particular to the Holding Company. You should carefully read the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as the other information included in or incorporated by reference in this prospectus before you exercise your rights.

Federal income tax

considerations	For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax law, in which case you may recognize taxable income upon receipt of the subscription rights. We believe that the rights offering should not be part of a disproportionate distribution. The disproportionate distribution rules are complicated, however, and their application is uncertain. This position is not binding on the Internal Revenue Service, or the courts and accordingly, it is possible that the Internal Revenue Service could challenge this position. You may be required to allocate a portion of your tax basis in your common stock to the subscription rights we distribute to you in the offering, depending on the value of the subscription rights. For further information, please see “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of subscription rights and the receipt, ownership and disposition of Series A Cumulative Preferred Stock and/or the receipt, ownership and disposition of the Series B Convertible Preferred Stock and of an conversion of such Series B Convertible Preferred Stock into shares of common stock, including the receipt, ownership and disposition of that common stock.

SUMMARY OF THE TERMS OF THE 6% SERIES A CUMULATIVE PREFERRED STOCK

Issue	6% Series A Cumulative Preferred Stock

Initial price

$25.00 per share

Number of shares

Up to 308,750, such number as are subscribed for purchase by shareholders upon exercise of their subscription rights, including any oversubscription purchases

Dividend rate

6.0% of the liquidation preference per share, cumulative

Dividend payment dates

Dividends will be paid when, as and if declared on or about the 14th day of April, July, October and January of each year, commencing [July] 14, 2016

Dividend record dates:

March 31, June 30, September 30 or December 31, as the case may be, immediately preceding the relevant dividend payment date

Stated maturity

On September 30, 2023, outstanding shares of Series A Cumulative Preferred Stock will mature and be redeemed solely in cash at a redemption price equal to the Liquidation Preference ($25.00) per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date, subject to our having funds legally available for such redemption under New York law.

Redemption at the option of

the holder upon a fundamental

change

If a fundamental change occurs at any time prior to the redemption date, holders of the Series A Cumulative Preferred Stock will have the right to require us to redeem their shares, in whole or in part, for the amount of the Liquidation Preference ($25.00) during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the date that is [twenty (20)] business days after such effective date, subject to our having funds legally available under New York law for such redemption.

Holders of shares of Series A Cumulative Preferred Stock who tender their shares for redemption with the fundamental change redemption period will also receive any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change. Holders of Series A Cumulative Preferred Stock will have no other rights in the event of a fundamental change unless otherwise expressly provided in the Charter, as amended by the Certificate of Amendment.

A “fundamental change” means the occurrence of a change in control, which will be deemed to have occurred if any of the following occurs after the initial issuance date of the preferred stock:

(1) any “person” or “group” within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, our subsidiaries or any of our employee benefit plans, files any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

(2) we consolidate with, enter into a binding share exchange, merger or similar transaction with or into another person other than one or more of our subsidiaries or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event, where the consideration consists, in full or in part, of rights, securities or property other than cash; or

(3) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the Charter, provided, that certain mergers or consolidations may be deemed liquidation events triggering a mandatory redemption).

Liquidation preference

$25.00 per share

Deemed Liquidation Events

A “Deemed Liquidation Event” consists of:

(1) a merger or consolidation in which we are a constituent party and in which the consideration consists solely of cash and/or the right to receive cash; except any such merger or consolidation in which the shares of our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting entity; or (b) if the surviving or resulting entity is a wholly owned subsidiary ofanother entity immediately following such merger or consolidation, the parent entity of such surviving or resulting corporation; or

(2) the sale, lease, transfer or other disposition in which the consideration consists solely of cash, in a single transaction or series of related transactions, by us, or any subsidiary of ours, of all or substantially all our assets and our subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more of our subsidiaries if substantially all of our assets and our subsidiaries’ assets taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of ours.

We may not effect a Deemed Liquidation Event referred to in (1) above unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to our shareholders shall be allocated in accordance with the liquidation preference rights of the Series A Cumulative Preferred Stock.

In the event of a Deemed Liquidation Event referred to in (2) above, if we do not effect a dissolution of the Company under the New York Business Corporation Law within ninety (90) days , then upon the written request of any holder of Series A Cumulative Preferred Stock delivered to us not later than one hundred twenty (120) days after such Deemed Liquidation Event, we will use the consideration received for such Deemed Liquidation Event and any other assets of the Company legally available for distribution to shareholders, to redeem all, but not less than all, shares of Series A Cumulative Preferred Stock held by such requesting shareholder at a price per share equal to the Series A Liquidation Preference (i.e., $25.00), plus any accumulated and unpaid dividends for any dividend period prior to the effective date of the Deemed Liquidation Event. In the event the available proceeds are not sufficient to redeem all shares of Series A Cumulative Preferred Stock and capital stock on parity with it from all shareholders requesting such redemption, we will ratably redeem each such shareholder’s shares of Series A Cumulative Preferred Stock to the fullest extent of such available proceeds, and will redeem the remaining shares held by such shareholders as soon as we may lawfully do so.

Voting rights

The holders of Series A Cumulative Preferred Stock will have no voting rights except as specifically required by New York law or by the Charter, as amended by the Certificate of Amendment, which will include, among other things the following voting rights:

If dividends on shares of Series A Cumulative Preferred Stock have not been declared and paid for eight or more consecutive dividend periods, the holders of Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of one additional member of our Board of Directors, subject to certain limitations;

The affirmative vote or consent of holders of at least a majority of the outstanding shares of all preferred stock of equal rank having similar voting rights, voting together as a single class is required for us to: (1) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the preferred stock; (2) amend, alter or repeal the provisions of our Certificate of Incorporation so as to adversely affect the special rights, preferences, privileges or voting powers of the Series A Cumulative Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Series A Cumulative Preferred Stock or a merger or consolidation of us with another entity unless the Series A Cumulative Preferred Stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exceptions.

Ranking	The Series A Cumulative Preferred Stock will rank, with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Convertible Preferred Stock;
• on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series A Cumulative Preferred Stock, including the Series B Convertible Preferred Stock; and
• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series A Cumulative Preferred Stock, none of which exists on the date hereto, and the issue of which would be subject to the approval of a majority of the outstanding shares of Preferred Stock voting as a class; and
• subject to funds legally available and payment of or provision for our debts and other liabilities.

SUMMARY OF THE TERMS OF THE SERIES B CONVERTIBLE PREFERRED STOCK

Issue	Series B Convertible Preferred Stock

Initial price

$20.75 per share

Number of shares

Up to 411,666, such number as are subscribed for purchase by shareholders upon exercise of their subscription rights, including any oversubscription purchases

Dividend rate

4.8% of the liquidation preference, cumulative

Dividend payment dates

Dividends will be paid when, as and if declared on or about the 14th day of April, July, October and January of each year, commencing [July] 14, 2016

Dividend record dates

March 31, June 30, September 30 or December 31, as the case may be, immediately preceding the relevant dividend payment date

Liquidation preference

$20.75 per share

Deemed Liquidation Events

A “Deemed Liquidation Event” consists of:

(1) a merger or consolidation in which we are a constituent party and in which the consideration consists solely of cash and/or the right to receive cash; except any such merger or consolidation in which the shares of our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting entity; or (b) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting corporation; or

(2) the sale, lease, transfer or other disposition in which the consideration consists solely of cash, in a single transaction or series of related transactions, by us, or any subsidiary of ours, of all or substantially all our assets and our subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more of our subsidiaries if substantially all of our assets and our subsidiaries’ assets taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of ours.

We may not effect a Deemed Liquidation Event referred to in (1) above unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to our shareholders shall be allocated in accordance with the liquidation preference rights of the Series B Convertible Preferred Stock.

In the event of a Deemed Liquidation Event referred to in (2) above, if we do not effect a dissolution of the Company under the New York Business Corporation Law within ninety (90) days , then upon the written request of any holder of Series B Convertible Preferred Stock delivered to us not later than one hundred twenty (120) days after such Deemed Liquidation Event, we will use the consideration received for such Deemed Liquidation Event and any other assets of the Company legally available for distribution to shareholders, to redeem all, but not less than all, shares of Series B Convertible Preferred Stock held by such requesting shareholder at a price per share equal to the Series B Liquidation Preference (i.e., $20.75) plus any accumulated and unpaid dividends for any dividend period prior to the effective date of the Deemed Liquidation Event. In the event the available proceeds are not sufficient to redeem all shares of Series B Convertible Preferred Stock and capital stock on parity with it from all shareholders requesting such redemption, we will ratably redeem each such shareholder’s shares of Series B Convertible Preferred Stock to the fullest extent of such available proceeds, and will redeem the remaining shares held by such shareholders as soon as we may lawfully do so.

Conversion right

At any time and from time to time after issuance, the shares of Series B Convertible Preferred Stock are convertible, in whole or in part, at the option of the holder into shares of common stock at the rate of one (1) share of our common stock for each one (1) share of Series B Convertible Preferred Stock, subject to adjustment under certain circumstances (the “Conversion Rate”).

Notwithstanding anything to the contrary set forth in this prospectus, in the event a holder of shares of the Series B Convertible Preferred Stock elects to convert any shares of Series B Convertible Preferred Stock and if such holder, would be deemed to hold more than 10% of the capital stock of the Gas Company under the provisions of Section 70 of the New York Public Service Law, that holder would be unable to exercise the conversion right without prior consent of the New York Public Service Commission.

The Holding Company will not pay any cash to a holder in respect of such conversion or otherwise settle any such conversion in cash, other than the right of the holder to receive payment in lieu of any fraction of a share in exchange therefor.

Stated maturity

On September 30, 2026, outstanding shares of Series B Convertible Preferred Stock will mature and be redeemed solely in cash at a redemption price equal to the Liquidation Preference ($20.75) per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date, subject to our having funds legally available for such redemption under New York law.

Anti-dilution adjustments

The conversion rate may be adjusted in the event of, among other things: (a) stock dividends or distributions; (b) subdivisions or combinations of our common stock; and (c) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions.

Redemption at the option of

the holder upon a

fundamental change

If a fundamental change occurs at any time, holders of the Series B Convertible Preferred Stock will have the right to require us to redeem their shares, in wholeor in part, for the amount of the Liquidation Preference ($20.75) during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the date that is 40 business days after such effective date, subject to our having funds legally available under New York law for such redemption.

Holders whose shares of Series B Convertible Preferred Stock who tender their shares for redemption with the fundamental change redemption period will also receive any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change. Holders of Series B Convertible Preferred Stock will have no other rights in the event of a fundamental change unless otherwise expressly provided in the Charter, as amended by the Certificate of Amendment.

A “fundamental change” means the occurrence of a change in control, which will be deemed to have occurred if any of the following occurs after the initial issue date of the preferred stock:

(1) any “person” or “group” within the meaning of Section 13(d) under the Exchange Act, other than us, our subsidiaries or any of our employee benefit plans, files any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

(2) we consolidate with, enter into a binding share exchange, merger or similar transaction with or into another person other than one or more of our subsidiaries or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event, where the consideration consists, in full or in part, of rights, securities or property other than cash; or

(3) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the Charter), provided, that certain mergers or consolidations may be deemed liquidation events triggering a mandatory redemption.

Voting rights

The holders of Series B Convertible Preferred Stock will have no voting rights except as specifically required by New York law or by the Charter, as amended by the Certificate of Amendment, which will include, among other things the following voting rights:

If dividends on shares of Series B Convertible Preferred Stock have not been declared and paid for eight or more consecutive dividend periods, the holders of Series B Convertible Preferred Stock and the Series A Cumulative Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of one additional member of our Board of Directors, subject to certain limitations;

The affirmative vote or consent of holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class is required for us to: (1) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the preferred stock; (2) amend, alter or repeal the provisions of our Certificate of Incorporation so as to adversely affect the special rights, preferences, privileges or voting powers of the Series B Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Series B Preferred Stock or a merger or consolidation of us with another entity unless the Series B convertible preferred stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exceptions.

Ranking	The Series B Convertible Preferred Stock will rank, with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Cumulative Preferred Stock;
• on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Convertible Preferred Stock, including the Series A Cumulative Preferred Stock; and
• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Convertible Preferred Stock, none of which exists on the date hereto, and the issue of which would be subject to the approval of a majority of the outstanding shares of Preferred Stock voting as a class; and
• subject to funds legally available and payment of or provision for our debts and other liabilities.

FREQUENTLY ASKED QUESTIONS ABOUT THE RIGHTS OFFERING

Q. What is the rights offering?

A.	The rights offering is a distribution to holders of our common stock, at no charge, of non-transferable subscription rights. We are distributing one right for each share of common stock owned as of 5:00 p.m. New York City time on ________ __, 2016, the distribution record date. Each right is non-transferable and will be evidenced by a rights card containing the information required to exercise your rights.

Q.	What is a subscription right?

A.	Each subscription right is a right to purchase, on or before the expiration date, either one-eight (1/8th) share of our 6% Series A Cumulative Preferred Stock at a subscription price of $25.00 for each whole share or one-sixth (1/6th) share of our Series B Convertible Preferred Stock at a subscription price of $20.75 for each whole share. Each subscription right carries with it a basic subscription privilege and an over-subscription privilege.

Q.	What is the basic subscription privilege?

A.	The basic subscription privilege of each right entitles you to purchase one share of our 6% Series A Cumulative Stock or our Series B Convertible Preferred Stock.

Q.	What is the over-subscription privilege?

A.	We expect that some of our shareholders will not exercise all of their basic subscription privileges. By extending over-subscription privileges to our shareholders, we are providing shareholders that exercise all of their basic subscription privileges with the opportunity to purchase those shares of preferred stock that are not purchased by other shareholders through the exercise of their basic subscription privileges. If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional shares of either our 6% Series A Cumulative Stock for the subscription price of $25.00 per share or additional shares of our Series B Convertible Preferred Stock for the subscription price of $20.75 per share. If the number of shares of Preferred Stock requested by all holders exercising the over-subscription privilege is less than the total number of shares of Preferred Stock available, then each person exercising the over-subscription privilege will receive the total number of shares requested. If there are not enough shares of Series A Cumulative Stock and Series B Convertible Stock to satisfy all subscriptions made under the over-subscription privilege, we will allocate the available shares pro rata among the over-subscribing rights holders. “Pro rata” means the ratio of the number of shares for which any shareholder has oversubscribed over the total number of shares for which all shareholders have subscribed by exercising the over-subscription privileges. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the rights offering.

Q.	How long will my subscription right be valid?

A.	You will be able to exercise your subscription rights only during a limited period. If you do not exercise your subscription rights before the 5:00 p.m., New York City time, on ___, 2016 expiration date, your subscription rights will expire. We may, in our discretion, extend the rights offering until some later time by filing a notice on Form 8-K with the Securities and Exchange Commission before the expiration date. If we extend the time for exercising the subscription rights, we will not extend such time more than 30 days past the original expiration date.

Q.	Why is the Holding Company engaging in a rights offering?

A.	The purpose of the rights offering is to raise funds for general business purposes, including to pay our obligations in connection with our agreement to purchase Pike County Light & Power Company, to finance capital expenditures, including replacement of distribution mains and customer service lines, and to pay expenses and fees related to this rights offering. See “Use of Proceeds” below. There is no minimum amount of proceeds required to complete the rights offering.

Q.	How were the subscription prices for the shares of 6% Series A Cumulative stock and the series B Convertible stock established?

A.	Our board of directors determined the subscription price for the shares of preferred stock based on the information available to the board regarding our capital and other cash needs, comparable market to book and price to earnings ratios for small gas utilities and other information. Our board of directors considered a number of factors in establishing the subscription price, including the historic and current market price of the common stock, pricing of debt and equity issuances in the market, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing and expense of alternative and similar transactions, the lack of liquidity of our common stock, and the level of risk to our investors. Our board of directors makes no recommendation to you about whether you should exercise any of your subscription rights.

The subscription price does not necessarily bear any relationship to the results of our past operations, cash flows, net income, or financial condition, the book value of our assets, or any other established criteria for value, nor does the trading history of our common stock accurately predict whether any trading market will develop for the Preferred Stock of either series.

We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price of the offering. You should not assume that the subscription price is an indication of our value or any assurance of future value of the shares of Preferred Stock.

Q.	How do I exercise my subscription rights?

A.	You may exercise your rights by properly completing and signing the subscription form on your rights card. You must deliver your rights completed and signed card with full payment of the subscription price (including any amounts in respect of the over-subscription privilege) to the subscription agent on or prior to the expiration date. [If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you wish to exercise your over-subscription privilege, you must pay in full for: (1) the number of shares of Series A Cumulative Stock and/or Series B Convertible Stock you purchase with your basic subscription privilege, and (2) the number of shares of each series of Preferred Stock you wish to purchase with your over-subscription privilege. You may pay the subscription price by personal check (which should be certified to insure timely delivery of good funds) or wire transfer (not bank cashier’s check). See “The Rights Offering — Method of Payment”. In order for you to timely exercise your rights, the subscription agent must actually receive good funds, in payment of the subscription price, before the expiration date. An uncertified personal check may take five business days or more to clear. Accordingly, if you pay the subscription price by personal check, you should make payment sufficiently in advance of the expiration date to ensure that your check actually clears and the payment is received before the expiration date.

Q.	What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A.	If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q.	Will I be charged a sales commission or a fee by the Holding Company if I exercise my subscription rights?

A.	No. We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your rights through a broker, custodian bank or nominee, you will be responsible for any fees charged by your broker, custodian bank or nominee.

Q.	What is the board of directors’ recommendation regarding the rights offering?

A.	Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering and after considering all of the information in this prospectus, including the “Risk Factors”.

Q.	Is exercising my subscription rights risky?

A.	Yes. The exercise of your rights involves risks. Exercising your subscription rights means buying shares of our Preferred Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors”, before deciding to exercise your subscription rights.

Q.	May I transfer or sell my subscription rights?

A.	No. The subscription rights are not transferable and may be exercised only by the record holder of our common stock.

Q.	Am I required to subscribe in the rights offering?

A.	No. The decision of whether to invest in our preferred stock is entirely at your option.

Q.	What happens if I choose not to exercise my subscription rights?

A.	If you do not exercise your subscription rights, the rights offering will not affect the number of shares of common stock you now own. Rights not exercised prior to the expiration of the rights offering will automatically expire.

Q.	Are there limitations on exercising my subscription rights?

A.	No, but some limitations may exist on conversion of Series B Convertible Stock into common stock. Under Section 70 of the NY Public Service Law, holders of more than 10% of our common stock, whether individuals or other entities, must obtain the consent of the NYPSC to acquire additional shares of voting capital stock of a gas corporation such as the Gas Company. That requirement has been construed to apply to the shares of the corporate owner of a gas corporation such as the Holding Company. The requirement applies to those already holding more than 10% and to those who, by virtue of a proposed offering, would hold more than 10% after the offering is subscribed. Pursuant to this requirement, current or prospective holders of more than 10% of our common stock may subscribe to this offering without further consent of the NYPSC; but the conversion of Series B Convertible Preferred Stock into common stock could trigger the need for approval by the NYPSC.

Q.	What happens if the rights offering is not fully subscribed after giving effect to the over-subscription privilege?

A.	Any rights not exercised after giving effect to the over-subscription privilege will expire. If a significant number of the rights expire unexercised for any reason, we will have less equity with which to fulfill our obligations in connection with the acquisition of Pike County Light & Power Company and to undertake expansion and other projects. As a result, we may need to seek additional debt financing. See “Use of Proceeds” and “Risk Factors”. The subscription rights offering does not have a minimum amount of proceeds.

Q.	After I exercise my rights, can I change my mind and cancel my purchase?

A.	No. Once you send in the completed subscription form on your rights card and payment you cannot revoke the exercise of your rights, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our preferred stock at the subscription price. See “The Rights Offering — No Revocation”.

Q.	What are the federal income tax consequences of exercising my subscription rights as a holder of common stock?

A.	A holder of our common stock will not recognize income or loss for United States federal income tax purposes upon receipt or exercise of subscription rights in the rights offering. However, you should consult with your own financial or tax advisor. See “Summary of Material United States Federal Income Tax Consequences”.

Q.	When will I receive my new shares?

A.	If you purchase shares of our Preferred Stock through this rights offering, you will receive notice of issuance of the uncertificated shares from Computershare as soon as practicable after the expiration of the rights offering and after all pro-rata allocations of any over-subscription rights have been completed. Subject to applicable state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your basic or over-subscription privilege in order to comply with applicable state securities laws. All Preferred Stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these shares if you are a holder of record of Preferred Stock. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the rights offering.

Q.	Will the shares of series a cumulative stock and series b convertible preferred stock trade over-the-counter and be treated like other shares?

A.	No, we cannot predict whether the shares of Preferred Stock will trade. Our common stock is thinly and sporadically traded over-the-counter and sales are reported on the OTCQX® under the symbol “CNIG.” On January 6, 2016, the last reported sales price of our common stock was $16.00 per share. You should note that prices quoted on the OTCQX® may reflect inter-dealer prices without retail mark-up or mark-down or commission and may not necessarily represent actual transactions. We cannot predict how many shares of each series of Preferred Stock will be purchased in this offer. It is unlikely that an active trading market will develop for the shares of Preferred Stock and holders may have difficulty selling any shares of Preferred Stock which they purchase.

Q.	Will Corning complete the rights offering if shareholders do not subscribe for a minimum number of shares of preferred stock?

A.	We will complete this offering even if we do not receive subscriptions for any specific number of shares of our Preferred Stock. We are not obligated, prior to the completion of the rights offering, to inform you how many shares have been subscribed for, and we do not expect to announce publicly the results of the rights offering until after its completion.

Q.	Are there any conditions to the rights offering?

A.	We may terminate this rights offering, in whole or in part, if at any time before completion of this rights offering if there is any investigation, claim, litigation, petition, judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our board of directors would or might make this rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this rights offering. We may waive this and choose to proceed with this rights offering even if these events occur. If we terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Q.	Can Corning cancel this rights offering?

A.	Yes. We may cancel this rights offering, in whole or in part, in our sole discretion at any time prior to the time this rights offering expires for any reason. If we cancel this rights offering, any money received from subscribing shareholders will be refunded promptly, without interest or deduction. The completion of this offering is contingent on various regulatory notices or approvals.

Q.	If the rights offering is not completed, will my subscription payment be refunded to me?

A.	Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest or deduction, all subscription payments.

Q.	What should I do if I have other questions?

A.	If you have questions or need assistance, please contact the Corporate Secretary, Jerry Sleve, at 1-607-936-3755. For a more complete description of the rights offering, see “The Rights Offering”.

RISK FACTORS

An investment in our preferred stock through exercise of any subscription rights involves significant risk. You should consider carefully, in addition to the other information contained in this prospectus, in our annual report on Form 10-K for the fiscal year ended September 30, 2015, and our other reports filed with the Securities and Exchange Commission, the following risk factors before making any decision.

Risks Related to Ownership of Our Preferred Stock

It is unlikely there will be a trading market in our preferred stock, accordingly, if you elect to exercise your subscription rights and purchase shares of either of our series of preferred stock you may need to hold the shares indefinitely.

Even if all of the subscription rights we issue are exercised, which is unlikely, there will be a small number of shares of our 6% Series A Cumulative Preferred Stock (the “Series A Cumulative Stock”) and our Series B Convertible Preferred Stock (the “Series B Convertible Stock”) outstanding. Both series of our preferred stock are new issues of securities with no established trading market. We do not intend to apply to list our preferred stock on any securities exchange or to arrange for quotation on any automated dealer quotation system. If all of the subscription rights were exercised and all shareholders purchased our Series A Cumulative Stock, 308,750 shares would be outstanding. If all of the subscription rights were exercised and all shareholders purchased Series B Convertible Stock, 411,666 shares would be outstanding. As a result, it is unlikely that a trading market will develop for either series of preferred stock and that shareholders purchasing those shares will need to hold them indefinitely or, with respect to the Series B Convertible Stock, convert the shares to common stock in order to dispose of their investment. Even if a trading market for the preferred stock does develop, we cannot assure you of the depth or liquidity of that market, the ability of the holders to sell the preferred stock, or the ability of the holders to sell the preferred stock at a favorable price. In addition, any shares of preferred stock that are purchased by our directors and officers that are our affiliates will not be freely tradable by such affiliates under U.S. securities laws, and as a result, the exercise by such affiliates or their subscription rights to purchase shares of preferred stock would further reduce the depth and/or liquidity for any market that may develop for the preferred stock.

If you exercise your subscription rights to purchase our Series B Convertible Stock, and elect to convert that stock into common stock, you will bear the risk of a decline in the market price of our common stock prior to the conversion settlement date.

The aggregate market value of the shares of our common stock that you would receive upon any conversion of shares of our Series B Convertible Stock may be less than the aggregate liquidation preference of your shares of Series B Convertible Stock and less than the conversion price. Specifically, if the applicable market value of our common stock is less than the initial price of $20.75 per share, subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon conversion of each share of our Series B Convertible Stock will be less than the $20.75 liquidation preference, resulting in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

Upon conversion of the Series B Convertible Stock for our common stock, because of the limited trading in our common stock, you may not be able to sell the common stock at once or for some period of time, so the value of shares of our common stock may decline before you are able to sell.

The last sale price of our common stock on the OTCQX® on January 6, 2016, was $16.00 per share. Trading is infrequent with the three month average volume reported as 256 as of January 4, 2016. Accordingly, if the market price of shares of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and will be less than the conversion value of the Series B Convertible Stock on the conversion date.

If a trading market were to develop for our Series B Convertible Stock, the market price for our Series B Convertible Stock may be affected by the market price of our common stock, which may fluctuate significantly.

We expect that, if any trading market develops for our Series B Convertible Stock, the market price of our common stock will affect the market price of our Series B Convertible Stock. This may result in greater volatility in the market price of the Series B Convertible Stock than would be expected for nonconvertible preferred stock. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or in the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as market overhang from the significant concentration of ownership of our common stock by funds which may sell for reasons unrelated to our business, a thin trading market affected by selling pressure, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

If a trading market were to develop for shares of either our Series A Cumulative Stock or our Series B Convertible Stock, the market price of such shares will be influenced by interest rates and yields on bonds and other preferred stock in the capital markets.

We expect that the market price of the Series A Cumulative Stock and the Series B Convertible Stock will be influenced by yield and interest rates in the capital markets. Fluctuations in interest rates may provide investors with alternative investments with more attractive yields. On December 16, 2015, the Federal Reserve announced the first small increase in certain key rates in nearly a decade. We cannot predict the effect of that action on interest rates generally or on the market for preferred stocks.

Conversion of out Series B Convertible Stock may be subject to regulatory restrictions for holders who hold 10% or more of our common stock or would after conversion.

If the NYPSC interprets of Section 70 of the New York Public Service Law to limit the ability of the holders of the common stock of the Holding Company as if they were holders of the common stock of the Gas Company, consent of the NYPSC would be required for holders who own, or would on conversion of their shares of Series B Convertible Stock, own 10 or more of the common stock of the Holding Company to convert their shares to common stock in certain transactions. See “The Rights Offering – Regulatory Limitations”.

Our Preferred Stock will rank junior to all of our and of our subsidiaries’ liabilities in the event of a bankruptcy or liquidation.

The Holding Company is a holding company with no material assets. In the event of a bankruptcy or liquidation, our assets will be available to make payments of the liquidation preference to holders of our preferred stock only after all of our liabilities have been paid. In addition, our preferred stock ranks structurally junior to all existing and future liabilities of our subsidiary the Gas Company and the Leatherstocking JVs and the interests of any creditors holding pledges of our interests in such entities. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that entity’s creditors and third party equity pledgees. In the event of a bankruptcy or liquidation, there may not be sufficient assets remaining after paying those liabilities, to pay any amounts to the holders of our preferred stock then outstanding. The Gas Company had outstanding approximately $26.2 million of secured debt at December 31, 2015, and the Leatherstocking JVs had approximately $6.54 million of secured debt at December 31, 2015. The Holding Company has no debt at the parent level.

Our ability to pay dividends on our preferred stock will be limited, as will our ability to redeem our preferred stock at the end of the applicable periods for the Series A Cumulative Stock or Series B Convertible Stock or upon a fundamental change for both series of preferred stock.

Payment of dividends on our preferred stock in the future will be determined by our board of directors, or an authorized committee thereof, in its sole discretion. The board of directors will consider the amounts distributed to the Holding Company by the Gas Company and, perhaps in the future, the Leatherstocking JVs, business conditions, earnings and liquidity needs, and other factors. In addition, under New York law, our board of directors, or an authorized committee thereof, may declare dividends on our capital to the extent that the Holding Company is not then insolvent, or would not be made insolvent by such redemption, and only to the extent of our statutory “surplus”, which is defined as the amount equal to our net assets (total assets minus total liabilities minus our stated capital (basically, the par value of our issued capital stock)), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. In addition, under New York law we may only redeem capital stock, whether for the redemption our preferred stock at the end of the period for the Series A Cumulative Stock or upon a fundamental change for both series of preferred stock, to the extent that the Holding Company is not then insolvent, or would not be made insolvent by such redemption, and only out of “surplus”. Further, even if we are permitted under the Gas Company’s regulatory limitations, our contractual obligations and New York law to pay cash dividends on the preferred stock, we may not have sufficient cash available in order for our board of directors to declare the stated dividends on the preferred stock. Unpaid dividends on our Series A Cumulative Stock will accrue until paid.

On conversion of our Series B Convertible Stock, if there is an accrued but unpaid dividend for any dividend period, prior to the conversion date, the conversion rate will be adjusted to reflect those unpaid dividends, so that the shareholder will receive more shares of our common stock on the conversion.

Upon conversion, if we have not declared and paid all or any portion of the accrued dividend payable on the Series B Convertible Stock for any dividend period prior to the conversion date, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to the amount of such accrued and unpaid dividend divided by $20.75, subject to the limitations described under “—Description of the Series B Convertible Preferred Stock; Conversion at the Option of the Holder.”

The Preferred Stock, when issued, is an obligation only of the Holding Company, and all or substantially all of our operations are conducted through, and our consolidated assets are held by, our subsidiary the Gas Company, to a much lesser extent, our 50%-owned Leatherstocking JVs and, if we consummate the acquisition, Pike County Light & Power Company.

The preferred stock, including the cumulative dividends, the redemption obligations, and the liquidation preference, is exclusively the obligation of the Holding Company and is not guaranteed by the Gas Company. All or substantially all of our operations are conducted through, and our consolidated assets are held by, our subsidiary the Gas Company and, to a much lesser extent, our 50%-owned Leatherstocking JVs. If we successfully consummate our acquisition of Pike County Light & Power Company, it will also be a subsidiary with separately held assets secured by its own debt. Our ability to pay dividends on the preferred stock, to redeem the Series A Cumulative Stock on its redemption date of September 30, 2023, to redeem the Series B Convertible Stock on September 30, 2026, and to redeem both series of preferred stock on a fundamental change, depends on the results of operations of the Gas Company and upon its ability to provide the Holding Company with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the preferred stock. The Gas Company and the Leatherstocking JVs are, and Pike County Light & Power Company will be, separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the preferred stock or to make any funds available for that purpose. The Gas Company’s ability to pay dividends to the Holding Company is limited by the NYPSC’s orders. In addition, dividends, loans or other distributions to us from such entities may be subject to contractual and other restrictions and are subject to other business considerations.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the preferred stock.

Upon the occurrence of a fundamental change, as defined in the terms of the preferred stock, you have the right to require us to purchase your preferred stock. However, the fundamental change provisions will not afford protection to holders of preferred stock in the event of certain transactions that could adversely affect the preferred stock. For example, transactions, such as certain leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us, may not constitute a fundamental change requiring us to repurchase the preferred stock. In the event of any such transaction, holders of the preferred stock would not have the right to require us to purchase their preferred stock, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, thereby potentially adversely affecting holders of the preferred stock.

Shareholders who exercise their subscription rights and purchase shares of our preferred stock may be adversely affected if we were to issue a new series of preferred stock ranking equally with the preferred stock sold in this offering.

The terms of our preferred stock will not restrict our ability in the future to offer a new series of preferred stock that ranks equally with our preferred stock as to dividend payments and liquidation preference. We have no obligation to consider the specific interests of the holders of our preferred stock in engaging in any such offering or transaction. Currently, we have authorized 500,000 shares of preferred stock under our certificate of incorporation, none of which will be issued and outstanding prior to any exercise of subscription rights in this offering. We cannot predict how many shares of preferred stock we will issue in this offering, but even if all of the rights were exercised to purchase our preferred stock, we would still have over 100,000 shares of preferred stock which our board of directors could designate and issue in the future without further shareholder action.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely affect the trading price of the Series B Convertible Stock, if any trading market develops.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon: (i) the exercise of stock options; and (ii) the conversion of the Series B Convertible Stock offered hereby. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Series B Convertible Stock, if a trading market ever develops, and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

You will have no rights with respect to our common stock including, among other things, voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the date you exercise your conversion right with respect to your Series B Convertible Stock, but your investment in our Series B Convertible Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. In the event that an amendment is proposed to our Certificate of Incorporation or our Bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it is an amendment to our Certificate of Incorporation that would materially and adversely affect the special rights, preferences, privileges and voting powers of the preferred stock (as described under “Description of Securities to be Registered — Description of Series A Cumulative Preferred Stock; Voting Rights,” and “Description of Securities to be Registered — Description of Series B Convertible Preferred Stock; Voting Rights”), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

As a holder of our preferred stock, you will have no voting rights except under limited circumstances.

You do not have voting rights, except with respect to certain amendments to the terms of the preferred stock, in the case of certain dividend arrearages and/or nonpayments, in certain other limited circumstances and except as specifically required by New York law. For example, you are not able to vote for our directors except in the case of non-payment of dividends for eight consecutive quarterly dividend payment dates, in which case the holders of shares of all of our outstanding Series A Cumulative Stock and our Series B Convertible Stock, voting together as a single class with holders of any other outstanding classes or series of our preferred stock ranking on parity with the preferred stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and having similar voting rights, will be entitled to vote for the election of a total of one additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus under the headings “Description of Securities to be Registered — Description of Series A Cumulative Preferred Stock; Voting Rights,” and “— Description of Series B Convertible Preferred Stock; Voting Rights.”

You may be subject to tax upon an adjustment to the conversion rate of our Series B Convertible Stock even though you do not receive a corresponding distribution of cash or shares of common stock.

The conversion rate of our Series B Convertible Stock is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend, without the receipt of any cash or shares of common stock. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax (at a 30% rate, or lower treaty rate if applicable), which may be set off against subsequent payments of cash on our preferred stock, which may be sold to fund the withholding tax obligation. See “Material U.S. Federal Income Tax Considerations.”

Corporate U.S. holders of our preferred stock may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders (as defined in “Material U.S. Federal Income Tax Considerations”) of the preferred stock generally will be eligible for the dividends-received deduction only to the extent we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We cannot assure you that we will have sufficient earnings and profits in 2016 or in future years to cause all distributions on the preferred stock to be treated as dividends. If a distribution with respect to the preferred stock fails to qualify as a dividend, corporate U.S. holders would not be eligible for the dividends-received deduction with respect to such distribution. See “U.S. Federal Income Tax Considerations.”

Risks Related to Ownership of Our Common Stock

The market price of our common stock has fluctuated, especially in recent years, and may continue to do so in the future, which increases the risk of your investment.

We are principally a natural gas utility and may be affected by the fluctuations of natural gas generally, largely unrelated to the operating performance of an individual regulated company like the Gas Company. This market volatility may adversely affect the market price of our common stock. The market price of our common stock may be affected by various factors, including overall investment rates, the rate and other orders of the NYPSC governing the Gas Company’s operations, and general market conditions.

Provisions in our certificate of incorporation, by-laws and New York law may prevent or delay an acquisition of us, which could decrease the trading price of our common stock.

Our certificate of incorporation and by-laws contain provisions that may deter takeover bids and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include:

•	the right of our board of directors to issue preferred stock without shareholder approval; and

•	the right of our board of directors to make, alter or repeal our by-laws.

These provisions and other provisions under New York law could discourage, delay or prevent a transaction involving a change in control of us, even if doing so would benefit our shareholders. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

The issuance of shares of Series B Convertible Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the existence of outstanding shares of our Series B Convertible Stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Series B Convertible Stock;

•	possible sales of our common stock by investors who view the Series B Convertible Stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving the Series B Convertible Stock and our common stock.

Our business requires significant capital on an ongoing basis.

Under the terms of the Gas Company’s rate case with the NYPSC, we are obligated to make certain capital improvements and repairs on an ongoing basis. The businesses of our Leatherstocking JVs require capital to secure franchises and build pipelines and our agreement with the 50% co-owner of the Leatherstocking JVs require that we match, on a one-for-one basis, the contributions of capital made by Mirabito Regulated Industries, LLC. If we successfully complete our acquisition of Pike County Light & Power Company, we may need to make capital expenditures for that business. We may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Our ability to arrange additional financing or refinancing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. We may not be able to obtain additional financing or refinancing on terms acceptable to us or at all. Our inability to raise required financing could have a material adverse effect on us as well as the market price of our common stock.

Risks Related to the Our Structure and Operations

Our available cash from distributions from the Gas Company and committed bank financing is not sufficient to fund all of our obligations in connection with our stock purchase agreement with Orange and Rockland Utilities, Inc. for the purchase of Pike County Light & Power Company.

The Holding Company has received a commitment letter from M&T Bank to provide up to $12 million in a five-year term loan to Pike County Light & Power Company in connection with its acquisition by the Holding Company and redemption of its $3.2 million in outstanding bonds, and a $2 million line of credit for working capital purposes. The loans are contingent on the parties agreeing to loan and security documents and other conditions including a guaranty by the Holding Company. If the Holding Company does not receive sufficient proceeds from our shareholders purchases of Preferred Stock upon exercise of the subscription rights and/or cannot satisfy the conditions to bank loan, it will be unable to consummate the acquisition of Pike County Light & Power and risk breaching the securities purchase agreement with Orange and Rockland Utilities, Inc.

Our cash flows from operations will not be sufficient to fund our extraordinary capital expenditures.

We may not generate sufficient cash flows from operations to meet all of our cash needs.  As part of our 2012 rate order extension issued in 2015 by the NYPSC, we have estimated capital expenditures to upgrade our distribution system of approximately $5.4 million in fiscal 2016, approximately $5.5 million in fiscal year 2017, and $5.0 million in fiscal 2018 that are related to system reliability and other commitments.  We also continue to have debt retirement obligations of approximately $3.0 million in 2016 and 2017, $4.0 million in 2018, $2.5 million in 2019 and $.7 million in 2020.  Additionally, the Holding Company estimates investments into Leatherstocking Gas of approximately $1 million a year for 2016 through 2017 to fund its one-half of the cost (based on ownership interest) capital projects.

If an insufficient number of the subscription rights offered pursuant to this offering are exercised, we may not have sufficient funds to meet our cash needs and our inability to do so would have a material adverse effect on our business and results of operations.

We require additional financing, which may be difficult or costly to obtain.

In order to fund our extraordinary capital expenditures, we will need to obtain additional equity and/or debt financing. In addition, we will need significant new debt and equity to finance the purchase of Pike County Light & Power Company. The sale of additional equity securities could result in dilution to our shareholders.  The incurrence of debt would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.  Additional financing for the Gas Company requires NYPSC approval and may have unacceptable terms or may not be available at all for various reasons including:

•	limits placed on us by our current lenders in our loan agreements,
•	our future results of operations, financial condition and cash flows,
•	our inability to meet our business plan,
•	lenders’ or investors’ perception of, and demand for, securities of natural gas utilities, and
•	conditions of the capital markets in which we may seek to raise funds.

If we cannot raise additional capital on acceptable terms, we may not be able to finance the expansion and mandated upgrading of our distribution system, take advantage of future opportunities or respond to competitive pressures or unanticipated capital requirements. This financing could be adversely affected by the above factors.

Our operations could be adversely affected by fluctuations in the price of natural gas.

Prices for natural gas are subject to volatile fluctuations in response to changes in supply and other market conditions. While these costs are usually passed on to customers of the Gas Company pursuant to natural gas adjustment clauses and therefore do not pose a direct risk to earnings, we are unable to predict what effect a sharp increase in natural gas prices may have on our customers’ energy consumption or ability to pay. Higher prices to customers can lead to higher bad debt expense and customer conservation. Higher prices may also have an adverse effect on our cash flow as typically we are required to pay for our natural gas prior to receiving payments for the natural gas from our customers.

Operational issues beyond our control could have an adverse effect on our business.

Our ability to provide natural gas depends both on our own operations and facilities and that of third parties, including local gas producers and natural gas pipeline operators from whom we receive our natural gas supply. The loss of use or destruction of our facilities or the facilities of third parties due to extreme weather conditions, breakdowns, war, acts of terrorism or other occurrences could greatly reduce potential earnings and cash flows and increase our costs of repairs and replacement of assets. Although we carry property insurance to protect our assets, and regulatory policies of the NYPSC provide the opportunity for deferral and recovery of extraordinary incremental costs associated with losses for such incidents for the Gas Company, our losses may not be fully recoverable through insurance or customer rates.

Significantly warmer than normal weather conditions may affect the sale of natural gas and adversely impact our financial position and the results of our operations.

The demand for natural gas is directly affected by weather conditions. Significantly warmer than normal weather conditions in our service areas could reduce our earnings and cash flows as a result of lower gas sales. In the fall of 2015, we experienced unusually warm late fall and early winter weather in our service areas. We mitigate the risk of warmer winter weather through the weather normalization and revenue decoupling clauses in our tariffs. These clauses allow the Gas Company to surcharge customers for under-recovery of revenue. Leatherstocking Gas has neither weather normalization nor revenue decoupling to mitigate the risk of warmer weather.

There are inherent risks associated with transporting natural gas, which could cause us to incur significant financial losses.

There are inherent hazards and operation risks in gas transportation and distribution activities, such as leaks, accidental explosions and mechanical problems that could cause substantial financial losses. These risks could, if they occur, result in the loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial losses. The location of pipelines and storage facilities near populated areas, including residential areas, commercial business centers and industrial sites, could increase the level of damages resulting from these risks. These activities may subject us to litigation and administrative proceedings that could result in substantial monetary judgments, fines or penalties. To the extent that the occurrence of any of these events is not fully covered by insurance, they could adversely affect our financial position and results of operations.

Changes in regional economic conditions could reduce the demand for natural gas.

Our business follows the economic cycle of the customers in the service regions of the Gas Company: Corning, Bath, Virgil, and Hammondsport, New York. A falling, slow or sluggish economy that would reduce the demand for natural gas in the areas in which we are doing business by forcing temporary plant shutdowns, closing operations or slow economic growth would reduce our earnings potential. One major customer has announced they will close a plant in the service area of the Gas Company if the customer, which accounted for 1.4% of the revenues in fiscal year 2015, is unable to sell the facility to someone who will continue the plant’s operations.

Many of our commercial and industrial customers use natural gas in the production of their products. During economic downturns, these customers may see a decrease in demand for their products, which in turn may lead to a decrease in the amount of natural gas they require for production.

During any economic slowdown there is typically an increase in individual and corporate customer bankruptcies. An increase in customer bankruptcies would increase our bad debt expenses and reduce our cash flows.

Our earnings may decrease in the event of adverse regulatory actions.

Most of our operations are subject to the jurisdiction of the NYPSC. The NYPSC approves the rates that we may charge to our customers. If we are required in a rate proceeding to reduce the rates we charge our customers, or if we are unable to obtain approval for rate relief from the NYPSC, particularly when necessary to cover increased costs, including costs that may be incurred in connection with mandated infrastructure improvements, our earnings would decrease.

Our success depends in large part upon the continued services of a number of significant employees, the loss of which could adversely affect our business, financial condition and results of operation.

Our success depends in large part upon the continued services of our senior executives and other key employees. Although we have entered into an employment agreement with Michael I. German, our president and chief executive officer, he can terminate his agreement on ninety days’ notice. Other significant employees, who entered into change of control agreements on April 17, 2012, may terminate their employment at any time. The loss of the services of any significant employee could have a material adverse effect on our business.

Concentration of share ownership among our largest shareholders may prevent other shareholders from influencing significant corporate decisions.

The six largest holders of our common stock own approximately 59% of the outstanding stock. As a result, if any chose to act together, they would have the ability to exert substantial influence over all matters requiring approval by our shareholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of ownership could be disadvantageous to other shareholders with differing interests from these shareholders.

The Holding Company’s profitability may be adversely affected by increased competition.

We are in a geographical area with a number of interstate pipelines and local production sources. If a major customer decided to connect directly to either an interstate pipeline or a local producer, our earnings and revenues would decrease.

Risks Related to the Rights Offering

The subscription price determined for this offering is not an indication of our determination of the value of our preferred stock, of our common stock or of the Holding Company as a whole.

The subscription price was set by our board of directors at $25.00 per share of Series A Cumulative Stock and $20.75 per share of Series B Convertible Stock. Our board of directors considered a number of factors in establishing the subscription price, including the historic and current market price of the common stock, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, financial parameters for similar companies, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock and the level of risk to our investors.

The subscription price does not necessarily bear any relationship to the results of our past operations, cash flows, net income, or financial condition, the book value of our assets, or any other established criteria for value, nor does the trading history of our common stock accurately predict its future market performance. Because of the manner in which we have established the subscription price, the trading price of our common stock may be below the conversion price for the Series B Convertible Stock even at the closing of the rights offering. On January 6, 2016, the last reported sales price for our common stock on the OTCQX® was $16.00 per share, which may reflect inter-dealer prices without retail mark-up or mark-down or commission and may not necessarily represent actual transactions. You should not consider the subscription price to be an indication of our value or any assurance of future value.

Once you exercise your subscription rights, you may not revoke the exercise even if you no longer desire to invest in us.

Even if circumstances arise after you have exercised your subscription rights that eliminate your interest in purchasing shares of our Series A Cumulative Stock or Series B Convertible Stock, including a decline in the public trading market price of our common stock before the subscription rights expire, you will be required to purchase the shares for which you subscribed.

We may, in our discretion, extend the expiration date of the subscription period. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases, you may suffer a loss on your investment upon the exercise of rights to acquire the Series B Convertible Stock. If we extend the time for exercising the subscription rights, we will not extend such time more than 30 days past the original expiration date.

If you pay the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase Series A Cumulative Stock or Series B Convertible Stock in this rights offering.

Any personal check, whether certified or not, used to pay for shares of Series A Cumulative Stock or Series B Convertible Stock to be issued in this rights offering must clear prior to the expiration date of the offering. If you exercise your subscription rights, in whole or in part, and choose to pay by check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights, you will not receive the shares you attempted to purchase, and you will lose the value of your subscription rights.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering, or if you exercise your oversubscription privilege and are not allocated all of the shares of preferred stock for which you over-subscribe, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

The rights offering does not have a minimum amount of proceeds. No shareholder is required to exercise their subscription rights or over-subscription privilege, so fewer than all of the subscription rights may be exercised and we may need more capital to finance our planned expenditures.

There can be no assurance that any shareholders will exercise their subscription rights. There is no minimum amount of proceeds required to complete the rights offering. If you exercise the basic subscription privilege or the over-subscription privilege, but we do not raise the desired amount of capital in this rights offering, you may be investing in a company that continues to require additional capital to meet the capital needs discussed under the heading “Use of Proceeds”.

OUR BUSINESS

Overview

General

We are a public utility company holding company headquartered in Corning, New York, formed as a New York corporation in 2013 to hold all of the outstanding capital of the Gas Company and its dormant subsidiary Corning Natural Gas Appliance Corporation. The Gas Company was incorporated in New York in 1904. Our primary business, through the Gas Company, is a regulated natural gas distribution business with operations in New York. The Holding Company also has 50% ownership interests in Leatherstocking Gas and Leatherstocking Pipeline. Through our 50% interest in the two Leatherstocking JVs, we have municipal franchises to provide gas in four counties in upstate New York, distribute gas in two counties in Pennsylvania, and own pipeline, gate stations and supply gas to one company in Lawton, Pennsylvania.

Our principal executive offices are located at 330 West William Street, Corning, New York 14830, and our telephone number is 607-936-3755. Our web site is www.corninggas.com. The information available on our website is not part of this prospectus or any other reports filed by us with the SEC other than copies of our reports, registrations statements and other filings with the SEC expressly incorporated by reference herein.

Business

The Gas Company purchases, transports, distributes and sells natural gas. The Gas Company has over 425 miles of gas distribution main, 15,000 services, and 86 regulating stations. Our customer base includes residential, commercial, industrial and municipal customers in the Southern Tier area of New York and gas utilities that service the Bath area and Elmira, New York. The Gas Company is franchised to supply gas service in all of the political subdivisions in which it operates. The Gas Company also transports and compresses gas for a gas producer from its gathering network into an interstate pipeline. The Gas Company is under the jurisdiction of the NYPSC, which oversees and sets the rates for New York gas distribution companies.

Leatherstocking Gas distributes gas in Susquehanna and Bradford Counties, Pennsylvania, and has franchises to provide gas distribution services in Broome, Chenango, Delaware, and Ostego Counties, New York. Leatherstocking Pipeline currently supplies gas from the Williams Partners L.P.’s pipeline to one customer in Lawton, Pennsylvania. Leatherstocking Gas owns three gate stations and approximately 16 miles of pipeline in Susquehanna and Bradford counties, Pennsylvania.

Gas Supply

We have contracted with various sources to provide natural gas to our distribution system. We contract for pipeline capacity, as well as storage capacity of approximately 736,000 dekatherms (“Dth”). Prior to 2014, the Gas Company contracted with a third party to manage its gas supply and storage. After that date, we began to manage our transportation and storage capacity with internal resources.

We have secured the NYPSC-required fixed price and storage gas supply for the 2015-2016 winter season and are managing our storage and gas supply contracts following our gas supply and acquisition plan. Assuming no extraordinary conditions for the winter season, gas supply, transportation and storage, will be adequate to serve our 15,000 customers.

Further, we do not expect a shortage of natural gas to impact our business over the next five to ten years. Natural gas supply over the last several years has been positive, and domestic reserves and production have increased. This is especially true in proximity to our distribution network. We likewise anticipate no shortages of the necessary pipes and valves for safe distribution of natural gas, and continue to receive material inventory from various reliable sources.

Seasonality

Our business is seasonal because a material portion of our total sales and delivery volumes is to customers whose usage varies depending upon temperature. Our present rate structure, however, includes weather normalization and revenue decoupling clauses, which are designed to mitigate the effect of departures from normal temperatures on both our earnings and cost to our customers.

Significant Customers

The Gas Company has four major customers, Corning Incorporated, New York State Electric & Gas, Bath Electric, Gas & Water Systems, and Repsol Energy North America (“Repsol”, formerly Talisman Energy USA Incorporated). Although Repsol is a significant customer, we do not deliver gas to it. Rather we receive gas from several of its gathering systems and wells, and transport its gas through our system. These customers accounted for approximately 18.8% of our revenues in fiscal year 2015 and 17.7% in fiscal year 2014. The loss of any of these customers would have an impact on our financial results.

Management Experience; Employees

Our executive management team and board of directors have over 130 years of collective experience in the utility industry.

The Gas Company had 58 employees as of September 30, 2015, and 57 as of September 30, 2014. Of this total, nearly half are union labor working under an agreement effective until April 2, 2018.

Recent Industry Trends; Competition

Since 2000, domestic energy markets have experienced significant price volatility. Natural gas markets have been particularly volatile, principally due to weather and changes in supply availability. Rising natural gas prices and the development of new technologies (specifically hydraulic fracturing) resulted in a surge in supply-related investment that increased domestic production, and the increased supply and reduced demand due to economic conditions and conservation efforts have led to significant declines in natural gas prices. Historically, the competition in our residential market has been primarily from electricity for cooking, water heating and clothes drying, and to a small degree, electricity, fuel oil and propane for heating. The price of gas remains low in comparison to that of alternative fuels in our service territory and our competitive position in the residential, commercial and industrial markets continues to be strong. Over 90 percent of our residential customers heat with gas. When we expand our distribution system to attract new customers, our principal competition is oil and propane. Natural gas enjoys a price advantage over these fuels today. Given natural gas’s clean burning attributes, we believe environmental regulations may enhance this competitive outlook.

Environmental Regulation

We believe we are in compliance with present federal, state and local provisions relating to the protection of the environment. We do not expect that continued compliance with these requirements will have any material adverse effect on our capital expenditures, earnings and financial position. The Gas Company has no former manufactured gas plant sites (MGP) and is not a party to any environmental proceedings, litigation or complaints.

Our Operating and Growth Strategy

We intend to enhance shareholder value through revenue growth and reduction of our operating costs. Our earnings are primarily determined by a rate of return for the Gas Company set by the NYPSC on the investments in our facilities and equipment (e.g., both rate increases and increased load) to ensure service to our customers. Over the next several years, we intend to make significant capital investments to ensure the safety and reliability of our gas network. Based on these capital investments, we anticipate that we will increase our rate base. In addition, we have identified growth opportunities that we believe will contribute to our revenues, earnings and rate base, including growth in our existing service territory and expansion into new areas. We have also identified and are developing opportunities for increased connections with local and nearby production sources. We have obtained required tariffs from the Federal Energy Regulatory Commission (FERC) to transport gas from the gas producers exploiting the Marcellus shale reserves in northern Pennsylvania. The Gas Company has entered into agreements with a producer for transport of gas in the Gas Company’s existing pipelines from Pennsylvania to its system in New York. The completion of our compressor station and certain pipeline upgrades have allowed us to transport additional quantities of Marcellus shale gas into an interstate pipeline.

We also continue to invest in our Leatherstocking JVs. Leatherstocking Gas is a gas utility in the Northern Tier of Pennsylvania and the Southern Tier of New York. It has 270 customers, including a large industrial user, multiple school complexes and a new hospital. This 50%-owned joint venture company plans, depending on market conditions and regulatory approvals, to add one to two new franchises for gas supply a year.

We have agreed, subject to regulatory approvals and other conditions to closing, to acquire the stock of Pike County Light & Power, a Pennsylvania electric and gas utility which provides electric service to approximately 4,500 customers and natural gas service to 1,200 customers in Pike County, Pennsylvania. We expect that the acquisition will, over time, provide additional dividends to the Holding Company.

Recent Developments

Rate Case

Our principal business and operations are conducted through our wholly-owned subsidiary, the Gas Company. The Gas Company is subject to regulation by the New York Public Service Commission (“NYPSC”) as a gas utility. The NYPSC regulates the rates the Gas Company may charge its customers and its orders also include requirements for levels of customer service, and capital improvements to improve the safety and reliability of its services, and contain parameters for sharing its revenues between its customers and its shareholder (the Holding Company) – all of which affect the rates which the Gas Company actually charges its customers. On April 20, 2012 the NYPSC issued an order in the Gas Company’s rate case (Case 11-G-0280) approving a three-year Gas Rate Plan. The rate plan approved by the order authorized a revenue increase of $944,310 for each of the three years beginning May 1, 2012; $899,674 for each of years two and three; and $323,591 in year three, for a cumulative revenue increase of $4,955,869 over the three year period concluding April 30, 2015. The order provided the Gas Company with the opportunity to earn $545,284 from local production before sharing, a 118% increase from the $250,000 allowed previously, and required the Gas Company to complete certain safety and reliability projects to enhance its existing infrastructure.

On October 19, 2015, the NYPSC issued an order in the Gas Company’s rate proceeding (Case 11-G-0280) which approved a joint proposal (the “Extension Joint Proposal”) for an extension of the Gas Company’s 2012 Gas Rate Plan. The Extension Joint Proposal, as approved, extends the term of the 2012 Gas Rate Plan for an additional two years, through April 30, 2017. Subject to certain adjustments allowed by the Extension Joint Proposal, the Gas Company’s natural gas delivery rates to its customers, established in the 2012 Gas Rate Plan, will remain at their current levels during that period. The Extension Joint Proposal provides for the Gas Company to establish a “Safety and Reliability Charge” on its customers to recover certain carrying costs on approved infrastructure improvements for the period of the extension, May 1, 2015 through April 30, 2017. The Extension Joint Proposal also resolves a property tax issue that was raised by the NYPSC in a separate case, and requires the Gas Company to return to customers a “System Benefit Charge” over-collection (a regulatory liability of the Gas Company) over a three-year period. In addition, the Extension Joint Proposal adjusts the 2012 Gas Rate Plan’s Earnings Sharing Mechanism by lowering the Return on Equity (“ROE”) threshold, from 9.5% to 9.0%, for the commencement of sharing by customers of excess earnings and by increasing the opportunity for customer sharing at various ROE levels above that threshold.

Financing Petitions and Orders

The Gas Company must also seek approval of the NYPSC for its capital-raising activities, both debt and equity. Prior to the establishment of the holding company structure, the Gas Company was authorized by the NYPSC, on May 17, 2012, to issue long term debt up to $9,000,000 and to issue common stock, convertible preferred stock and stock warrants up to $9,000,000, no later than December 31, 2016. During the preparation of a new debt financing petition to be filed with the NYPSC, the Gas Company discovered that it had inadvertently not filed notice to the Commission of issuance of debt on August 13, 2013 and September 3, 2013 in the amounts of $750,000 and $2,329,223, respectively, which resulted in a total of $10,440,223 of debt issuance, exceeding the $9,000,000 authorized by the 2012 order by $1,440,223. On August 3, 2015, the Gas Company notified the NYPSC of the two additional debt issuances. The Gas Company, on August 6, 2015, filed a petition in Case 15-G-0460 seeking authority to issue $34,768,837 in long term debt to fund its capital expenditures for the period from 2015 to 2021. The amount requested in the petition reflects the deduction of $1,440,223. On December 8, 2015, the Gas Company filed an amendment to the petition to seek authorization to undertake consolidation of $17,400,000 of its existing debt with two bonds into a single six-year term loan from one of those banks. NYPSC action on the petition, as amended, is expected in the first quarter of 2016.

Leatherstocking Gas is also required to obtain regulatory approval for certain actions. On March 24, 2014, Leatherstocking Gas filed a petition with the Pennsylvania Public Utility Commission (the “PAPUC”) requesting authorization to issue a commercial promissory note in the amount of $4,000,000, which was approved on May 22, 2014. On February 20, 2015, Leatherstocking Gas filed with the NYPSC for approval of, and permission to exercise, franchises previously granted in the Town of Windsor and Village of Windsor. The Commission review of the applications is pending. On February 27, 2015, Leatherstocking Gas filed for authority to issue long term indebtedness in the principal amount of $2,750,000 for the purpose of financing new construction in the Town and Village of Windsor. The NYPSC review of the application is pending. On June 3, 2015, Leatherstocking Gas filed a petition with the PAPUC requesting authorization to issue a commercial promissory note in the amount of $5,668,963, which was granted on July 8, 2015.

Commitment for Additional Debt Financing

The Holding Company has received two commitment letters from M&T Bank for loans in which the Gas Company would be the borrower upon approval of the financing by the NYPSC and Pike County Light & Power Company would be the borrower upon its acquisition. The commitment for the Gas Company calls for a $17.4 million debt consolidation loan, a $8 million replacement line of credit, a $4.2 million multi-disbursement five-year term loan for capital expenditures and $150,000 multi-disbursement equipment purchase loan. The Gas Company expects the NYPSC to consider its financing petition in the first quarter of 2016. The commitment for Pike County is for an up to $12 million secured five-year term loan with interest at one-month LIBOR plus 300 basis points, and a $2 million line of credit for working capital with interest at one-month LIBOR plus 275 basis points. Each of the loans is subject to negotiation of acceptable loan documents and other conditions.

On October 13, 2015, we entered into a Stock Purchase Agreement with Orange and Rockland Utilities, Inc. for our purchase of all of the outstanding capital stock of Pike County Light & Power Company, a Pennsylvania corporation. Pike County Light & Power is a regulated electric and gas utility. It provides electric service to approximately 4,600 customers in the Townships of Westfall, Milford and the northern part of Dingman, and in the Boroughs of Milford and Matamoras and natural gas service to 1,200 customers in Westfall Township and the Borough of Matamoras, in Pike County, Pennsylvania. The purchase price for the stock is $13.117 million, with a closing date working capital adjustment that will not increase the purchase price by more than $3 million. As part of the purchase, the $3.2 million in bonds will be assumed, although we expect to cause those bonds to be redeemed soon after closing of the stock purchase. The Stock Purchase Agreement contemplates that, upon closing, Orange and Rockland will provide certain interim transition services, as well as provide gas and electricity to Pike County Light & Power for three years. Certain other relationships between Orange and Rockland and Pike County will provide ongoing access, service and maintenance of electric circuits and a gas pipeline which will, as of closing, be owned to the edge of the New York border with Pennsylvania in the Delaware River by Orange and Rockland and from that the edge of the Pennsylvania border with New York, by Pike County Light & Power. Closing of the transaction is contingent on regulatory approvals of, filings with or consents by the NYPSC, the PAPUC and the Federal Regulatory Energy Commission, as well as other customary conditions to closing.

USE OF PROCEEDS

We have registered for sale approximately $8.5 million in preferred stock which will be allocated between our Series A Cumulative Stock and our Series B Convertible Stock. It is not possible to estimate the number of shares which will be purchased in this subscription rights offering or how many shares of each series of Preferred Stock will be issued.

We intend to use the net proceeds for commitments in connection with our purchase of Pike County Light & Power Company and any balance for general corporate purposes of the Holding Company, the Gas Company and the Leatherstocking JVs, including equipment purchases, capital expenditures for pipeline and other plant, debt service, working capital and general business purposes.

Sources:
Cash available from operations of the Gas Company[1]	$5,000,000
Estimated net proceeds of the offering[2]	8,000,000
Bank financing of Pike County Light & Power Company acquisition[3]	14,000,000
Bank financing of Gas Company capital expenditures	3,200,000
Total Sources	$30,200,000.00
Uses:
Cash portion of purchase price for Pike County[4]	$13,117,000
Maximum working capital adjustment to Orange and Rockland for Pike County	3,000,000

3,200,000
2016 Gas Company capital expenditures	5,400,000
2016 Leatherstocking JVs estimated capital calls	1,000,000
Dividends in 2016 on Preferred Stock and Common Stock	1,500,000
Interest on Pike County debt	300,000
Interest on Gas Company debt	1,000,000
Miscellaneous cash requirements and general working capital	1,683,000
$30,200,000

1Subject to dividends being declared by the board of directors of the Gas Company and paid from legally available funds consistent with NYPSC orders.

2Estimated net proceeds of the offering. We cannot predict the number of subscription rights which will be exercised or the series of Preferred Stock which will be purchased.

3Bank financing is subject to negotiation of definitive agreements and other conditions. If the bank financing committed to the Gas Company is consummated, the loan will be interest payments only for the first year. Services to be provided by Orange and Rockland to Pike County Light & Power Company after closing include transition services, electric supply and gas supply and require deposit of letters of credit aggregating $2,125,000 which will not be cash uses but will reduce availability under the bank financing.

4 Including settlement of past intercompany amounts from Pike County Light & Power to its parent companies.

DETERMINATION OF OFFERING PRICE

Our board of directors determined the subscription price for the shares of Series A Cumulative Stock and the shares of Series B Convertible Stock based on the information available to the board of directors regarding our capital and other cash needs for the acquisition of Pike County Light & Power Company and the refinancing of its bonds, the Gas Company’s required capital improvements, the funding needs of the Leatherstocking JVs for construction of gas distributions systems, for debt service and for other working capital and general business purposes, the lack of an active trading market our common stock and other matters. Our board of directors considered a number of factors in establishing the subscription price for each series of preferred stock, including the historic and then current market price of our common stock, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock and the level of risk to our investors. Our board of directors makes no recommendation to you about whether you should exercise any of your subscription rights.

The subscription price does not necessarily bear any relationship to the results of our past operations, cash flows, net income, or financial condition, the book value of our assets, or any other established criteria for value, nor does the trading history of our common stock accurately predict its future market performance. Because of the manner in which we have established the subscription price, the trading price of our common stock may be below the subscription price even at the closing of this rights offering.

We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price of the offering. On January 6, 2016, the last reported sales price for our common stock on the OTCQX® was $16.00 per share. You should not consider the subscription price to be an indication of our value or any assurance of future value.

THE RIGHTS OFFERING

Background of the Rights Offering

In approving the acquisition of Pike County Light & Power Company, the board of directors of the Holding Company considered the need to finance the acquisition including not only the initial purchase price, but also carefully evaluated our need for additional capital and financial flexibility. The board of directors also considered alternative capital raising methods that are available to us and analyzed, among other things, the costs and expenses associated with such methods. In conducting its analysis, the board of directors also considered the effect on the ownership percentage of the current holders of our common stock caused by the rights offering, the pro-rata nature of a rights offering to our shareholders, the market price of our common stock, and general conditions of the securities markets.

After weighing the factors discussed above and the effect of the rights offering of generating an estimated $8,000,000 in net proceeds (after estimated expenses), as additional capital for us, we believe that the rights offering is the best alternative to raise capital to complete the purchase of Pike County Light & Power Company, and in the best interests of the Holding Company, including the Gas Company and our Leatherstocking JVs, and our shareholders. However, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

We will distribute to each holder of record of our common stock on the record date, at no charge, one non-transferable subscription right for each share of our common stock owned by that holder. The record date for this rights offering is 5:00 p.m., New York City time, on [_______, 2016]. On December 31, 2015, we had 2,463,574 shares of common stock issued and outstanding. We expect approximately 5,500 shares to be issued in January 2016 to shareholders reinvesting their dividends and for directors’ compensation. Accordingly, we expect to issue approximately 2,470,000 subscription rights. The subscription rights will be evidenced by rights cards. Each subscription right will allow you to purchase a fraction of one share of our preferred stock: either one-eighth share of our 6% Series A Cumulative Preferred Stock for a subscription price of $25.00 per whole share, or one-sixth share of our 4.8% Series B Convertible Preferred Stock for a subscription price of $20.75 per whole share. If you elect to exercise your basic subscription privilege in full, you may also subscribe, at the subscription price, for additional shares of our preferred stock pursuant to your over-subscription privilege to the extent that other rights holders do not exercise their basic subscription privileges in full. If a sufficient number of shares of preferred stock are unavailable to fully satisfy the over-subscription privilege requests, the available shares will be sold pro rata among the holders of subscription rights who exercised their over-subscription privilege based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading “— Instructions to Beneficial Owners”.

Expiration of the Rights Offering and Extensions

You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on ________, 2016, the expiration date for this rights offering. We may, in our sole discretion, extend the time for exercising the subscription rights.

We will extend the duration of this rights offering as required by applicable law, and we may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. We may extend the expiration date of this rights offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date and by filing a notice on Form 8-K with the SEC. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date. If we extend the time for exercising the subscription rights, we will not extend such time more than 30 days past the original expiration date.

If you do not exercise your subscription rights before the expiration date of this rights offering, your unexercised subscription rights will be null and void and will have no value. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Subscription Privileges

Your subscription rights entitle you to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase a fraction of one share of our preferred stock per subscription right, upon delivery of the required documents and payment of the subscription price of $25.00 per whole share of Series A Cumulative Stock, or $20.75 per whole share of Series B Convertible Stock, before the expiration of the rights offering. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your over-subscription privilege. The shares of Preferred Stock purchased with the basic subscription privilege will be issued by book-entry as soon as practicable after this rights offering has expired.

Over-Subscription Privilege

In addition to your basic subscription privilege, you may also subscribe for additional shares of preferred stock, upon delivery of the required documents and payment of the subscription price for the maximum number of shares you wish to purchase, before the expiration of this rights offering. You may only exercise your over-subscription privilege if you exercise your basic subscription privilege in full. If you wish to exercise your over-subscription privilege, you must submit payment in full for the number of shares of preferred stock you purchase with your basic subscription privilege and the number of shares you wish to purchase with your over-subscription privilege.

The number of shares of preferred stock that will be available for sale pursuant to the over-subscription privilege will be equal to the number of shares for which holders have not exercised their basic subscription privileges:

•	If the number of shares of preferred stock requested by all holders exercising the over-subscription privilege is less than the total number of shares available, then each person exercising the over-subscription privilege will receive the total number of shares requested.

•	If there are not enough shares of preferred stock to satisfy all subscriptions made under the over-subscription privilege, we will allocate the available shares pro rata among the over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of preferred stock that you and the other holders of subscription rights have subscribed for exercising the over-subscription privileges.

You may exercise your over-subscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our preferred stock that you own individually and shares of our preferred stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to exercise fully your basic subscription privilege with respect to the subscription rights you own individually, and you do not have to subscribe for any shares of our preferred stock under the basic subscription privilege owned with your spouse to exercise your individual over-subscription privilege. When you complete the portion of your subscription rights card to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our preferred stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

If you exercise your over-subscription privilege and are allocated fewer than all of the shares of Preferred Stock for which you wish to subscribe, your excess payment for shares that are not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering. The shares of Preferred Stock purchased with the over-subscription privilege will be issued by book-entry as soon as practicable after this rights offering has expired and after all pro rata allocations and adjustments have been completed.

Conditions and Termination

We may terminate this rights offering, in whole or in part, if at any time before completion of the offering if there is any investigation, claim, litigation, petition, judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our board of directors would or might make the offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this offering. We may waive this condition and choose to proceed with the offering even if these events occur. In addition, this offering is contingent upon effectiveness of the registration statement of which this prospectus forms a portion. If we terminate the offering, in whole or in part, we will as promptly as practicable issue a press release notifying shareholders of the termination and all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Cancellation of the Rights Offering

Our board of directors may cancel this rights offering, in whole or in part, in its sole discretion at any time prior to the time this rights offering expires for any reason. Relevant factors in deciding to cancel the rights offering would include a change in the market price of our common stock, the level of participation by our shareholders and the aggregate subscriptions we receive, changes in our business and capital plans, and the availability of other sources of funding including our ability to obtain debt financing on terms we deem favorable. If we cancel this rights offering, we will as promptly as practicable issue a press release notifying shareholders of the cancellation and any funds you paid to the subscription agent will be promptly refunded, without interest or deduction.

Method of Subscription; Exercise of Rights

You may exercise your subscription rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on _____, 2016, the expiration date of this rights offering (or, if we elect to extend the expiration date by up to 30 days, such extended expiration date):

•	your properly completed and executed subscription rights card with any required signature guarantees or other supplemental documentation, and

•	your full subscription price payment for each share of preferred subscribed for under your subscription privileges, including each share subscribed for under both your basic subscription privilege and your over-subscription privilege.

If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment on your behalf prior to 5:00 p.m. New York City time on the expiration date of this rights offering.

Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment in cleared funds prior to the expiration of this rights offering.

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of Preferred Stock for which you are subscribing by certified personal check drawn upon a U.S. bank payable to the subscription agent or [wire transfer of immediately available funds, to the subscription account maintained by the subscription rights agent at Bank of America, ABA 026009593, Account 4427699265, Account Name: Computershare Inc. aaf Corp Actions Funding.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any certified or uncertified personal check, or
•	receipt of collected funds in the subscription account designated above.

Clearance of Checks

If you are paying by certified or uncertified personal check, please note that checks may take time to deposit and clear. If you wish to pay the subscription price by check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the subscription agent and clears by the expiration date of the rights offering. If you elect to exercise your subscription rights, we urge you to consider using a wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration date.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights card and payment of the subscription price to the subscription agent by one of the methods described below.

•	By first class mail to: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011.
•	By express mail or overnight delivery services to: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021.

Your delivery to another address or by any method other than as set forth above will not constitute valid delivery.

Errors in Exercise; Incorrect Subscription Payment Amount

If you do not indicate the number of subscription rights being exercised, if you do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, or if your aggregate subscription price payment is greater than the amount you owe for your subscription, the subscription agent will attempt to contact you to correct the discrepancy. However, if the subscription agent is unable to contact you, or you do not provide the requested information, you will be deemed not to have exercised your basic subscription privilege. Neither we nor the subscription agent will be liable for failure to contact you.

Your Funds Will Be Held by the Subscription Agent Until Shares of Our Preferred Stock Are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other holders of subscription rights until we issue shares of our Preferred Stock to you upon consummation of this rights offering.

Medallion Guarantee May Be Required if You Will Not Own the Preferred Stock You Purchase on Exercise of your Subscription Rights

Your signature on each subscription rights card must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights card provides that shares are to be delivered to you as record holder of those subscription rights, or
•	you are an eligible institution.

Instructions to Nominee Holders

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on _______, 2016, the record date for this rights offering, you should notify the respective beneficial owners of those shares of this rights offering as soon as possible to find out their intentions with respect to their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the form entitled “Beneficial Owner Election Form” we have provided to you for your distribution to beneficial owners. If the beneficial owners so instruct, you should complete the appropriate subscription rights cards and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we are providing to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Instructions to Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we are asking your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights card, you should contact your nominee as soon as possible and request that a separate subscription rights card be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Card

You should read and follow the instructions accompanying the subscription rights cards carefully.

You are responsible for the method of delivery of your subscription rights card(s) with your subscription price payment to the subscription agent. If you send your subscription rights card(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. We recommend the same for overnight deliveries. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this rights offering expires. Because uncertified personal checks may take at least five business days to clear, and even certified personal checks take some time to clear, you are strongly urged to pay, or arrange for payment, by means of a wire transfer of funds.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

The subscription agent will attempt to notify you of any defect or irregularity in connection with your submission of subscription rights cards; however, neither we nor the subscription agent will be liable for failure to so notify you. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of this rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our Preferred Stock to you could be deemed unlawful under applicable law.

Regulatory Limitations

Although the exercise of your subscription rights to purchase either the 6% Series A Cumulative Preferred Stock or the Series B Convertible Preferred Stock, without more, does not trigger specific limitations or disclosure requirements, if you exercise your subscription rights to purchase Series B Convertible Preferred Stock, and if you desire to convert those shares into common stock, you may be subject to certain limitations and disclosure requirements. Your holdings of our common stock may, for certain regulatory purposes, be deemed ownership of the common stock of the Gas Company. Pursuant to the NY Public Service Law and the regulations of the NYPSC, if you are deemed to indirectly own more than 1% of the Gas Company’s common stock, your holdings may be disclosed in our reports filed with the NYPSC. If you are deemed to own more than 5% of the Gas Company’s common stock, you may be prohibited from engaging in certain transactions with us without the approval of the NYPSC. If you are deemed to own or, upon exercise of a conversion right will own, more than 10% of the Gas Company’s common stock, you may require the consent of the NYPSC to acquire additional shares of common stock, including upon conversion of our Series B Convertible Stock. A May 17, 2012 Order issued in Case 12-G-0049 involving an offering by the Gas Company, prior to formation of the Holding Company, may offer some guidance as to how the NYPSC would view such conversion rights.  In that Order, the NYPSC approved the acquisition of additional shares by those shareholders holding more than 10%, provided that the additional shares were offered consistent with maintaining the proportional ownership interests in existence at the time of the offering.  While the Order is limited by its terms to the specific offering presented in Case 12-G-0049, it suggests that where an offering provides the opportunity to shareholders to maintain their proportional ownership interests, the NYPSC may not find it necessary to require advance approval for the exercise of conversion rights.  Please note that PSC orders do not affect reporting requirements applicable to holders of 5% or more, and the reporting and other requirements applicable to holders of 10% or more, of the Company’s common stock under the federal securities laws, which continue to be required of such holders. Even if you have not elected to convert your Series B Convertible Preferred Stock, you may be deemed to beneficially own that common stock for certain purposes under the federal securities laws. For example, if you own more than 5% of our common stock, you are required to make certain filings with the SEC. If you own, directly and beneficially, 10% or more of our common stock you will be subject to certain trading restrictions by and required to make additional filings with the SEC. Finally, if you own more than 20% of our common stock, you are prohibited from engaging in certain transactions with us without the approval of our board of directors or shareholders pursuant to the New York Business Corporation Law, or the NYBCL.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus, the Instructions as to the Use of Corning Natural Gas Holding Corporation Subscription Rights Cards, you should contact the subscription agent at the address and telephone number set forth above.

Subscription Agent; No Underwriter

We have appointed Computershare Trust Company, N.A., to act as subscription agent for this rights offering. We will pay all fees and expenses of the subscription agent related to this rights offering and have also agreed to indemnify the subscription agent from liabilities that they may incur in connection with this rights offering. We have not engaged an underwriter in connection with this rights offering.

No Revocation

Once you have exercised your subscription privileges, you may not revoke your exercise, even if we extend the expiration date. Subscription rights not exercised prior to the expiration date of this rights offering will expire and will have no value.

Procedures for DTC Participants

We expect that the exercise of your basic subscription privilege and your over-subscription privilege may be made through the facilities of the Depository Trust Company, or DTC. If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of Preferred Stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share that you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

Subscription Price

The subscription price is $25.00 per share of our Series A Cumulative Preferred Stock and $20.75 per share of our Series B Convertible Preferred Stock. For more information with respect to how the subscription price was determined, see “Frequently Asked Questions About the Rights Offering”.

Foreign and Other Shareholders

The subscription agent will mail rights cards to you if you are a rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent on or prior to the expiration date for the rights offering, and take all other steps which are necessary to exercise your rights, on or prior to that time. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire.

No Board of Directors Recommendation

An investment in shares of our Preferred Stock must be made according to each investor’s evaluation of its own best interests and after considering all of the information in this prospectus, including the information under the heading “Risk Factors”. Neither we nor our board of directors makes any recommendation to subscription rights holders regarding whether they should exercise any or all of their rights.

Shares of Common Stock and Preferred Stock Outstanding After the Rights Offering

As of _______, 2016, the record date for the subscription offering, there will be approximately 2,470,000 shares of our common stock outstanding. If all of the subscription rights were exercised and all shareholders purchased our Series A Cumulative Stock, 308,750 shares would be outstanding. If all of the subscription rights were exercised and all shareholders purchased Series B Convertible Stock, 411,666 shares would be outstanding. There would be an additional 411,666 shares of common stock outstanding if all the shares of Series B Convertible Stock were issued and converted. The number of shares of our common stock or preferred stock outstanding is subject to any increases that may occur after the date of this prospectus as a result of the exercise, conversion or exchange of outstanding stock options, our dividend reinvestment plan or issuing shares for director compensation.

Interests of Officers and Directors in the Rights Offering

The officers and directors of Corning who hold shares of our common stock as of the record date will receive the same rights as other shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

The following description of our capital stock and provisions of our Certificate of Incorporation (our “Charter”) and our Second Amended and Restated By-laws (our “By-Laws”) are summaries and are qualified by reference to our Charter and By-laws. For more detail about our Charter and By-laws you should refer to the Charter and By-laws, which have been filed as exhibits to other reports incorporated by reference into this prospectus.

General Background

Our authorized capital stock consists of 3.5 million shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share. As of ________ __, 2016, the record date, there were _________ shares of common stock outstanding and no shares of preferred stock outstanding. Our Charter does not prohibit us from issuing non-voting equity securities nor does it contain any sinking fund provisions or any redemption provisions, except as set forth in the certificates of designation for Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock and described below in “— Description of Series A Cumulative Preferred Stock; Mandatory Redemption & Redemption of the Holder upon Fundamental Change” and “— Description of Series B Convertible Preferred Stock; Mandatory Redemption & Redemption of the Holder upon Fundamental Change.”

Description of Common Stock

All of our outstanding shares of common stock are validly issued and fully paid. The holders of our common stock are entitled to such dividends (whether payable in cash, property or capital stock) as may be declared from time to time by our board of directors from legally available funds, property or stock and will be entitled after payment of all prior claims, to receive all of our assets upon any liquidation, dissolution or winding up. This right will be junior to the rights of the holders of any Preferred Stock issued in this offering. Generally, holders of our common stock have no redemption, conversion or preemptive rights to purchase or subscribe for our securities.

The holders of common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of our common stock do not have cumulative voting rights. Our common stock is not currently traded on any securities exchange. Shares of our common stock are traded over-the-counter and sales are reported on the OTCQX® under the symbol “CNIG.”

Description of Series A Cumulative Preferred Stock

The following is a summary of certain terms of our 6% Series A Cumulative Stock but is not necessarily complete. A copy of our Charter, including the Certificate of Amendment to the Certificate of Incorporation establishing the Series A Cumulative Stock and fixing the rights, powers, preferences, limitations and restrictions thereof (the “Certificate of Amendment”), are available upon request from us at the address set forth in the section of this prospectus entitled “Where You Can Find More Information” and are filed as exhibits to the registration statement of which this prospectus forms a portion The following summary of the terms of the Series A Cumulative Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

General

Under our Charter, as will be amended by the Certificate of Amendment to be filed with the New York Division of Corporations after expiration of the offering period, our board of directors is authorized, subject to certain limitations prescribed by law, to issue up to 308,750 shares of Series A Cumulative Stock, with such voting powers or without voting powers, and with such designations, and having such relative preferences, participating, optional or other special rights, and qualifications, limitations and restrictions as shall be set forth in the resolutions providing therefor. We have not previously designated any of such Series A Cumulative Stock. At the consummation of this offering, we will issue 308,750 shares of Series A Cumulative Stock or such lesser number as may be purchased by shareholders upon exercise of their subscription rights, including any oversubscription purchases at an initial price of $25.00 per share of Series A Cumulative Stock. In addition, such number of shares may be increased or decreased by resolution of the board of directors, provided, however, that no such decrease shall reduce the number of shares of Series A Cumulative Stock to a number less than the number of shares then outstanding plus the number of shares reserved, if any, for issuance upon the exercise of any outstanding options, rights or warrants, or upon exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into Series A Cumulative Stock. Series A Cumulative Stock may not be issued in fractions of a share.

Ranking

The Series A Cumulative Stock will rank, with respect to both dividend rights and rights upon liquidation, dissolution or winding up:

• senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Cumulative Stock and the Series B Convertible Stock; and, together with the Series A Cumulative Stock and all other preferred stock of the Corporation of equal rank having similar voting rights, the “Preferred Stock”).
• on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series A Cumulative Stock, including the Series B Convertible Stock; and
• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series A Cumulative Stock, none of which exists on the date hereof, and the issue of which would be subject to the approval of a majority of the outstanding shares of Preferred Stock voting as a class; and
• subject to funds legally available and payment of or provision for our debts and other liabilities.

Dividends

Holders of shares of Series A Cumulative Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cumulative cash dividends at the rate per annum of 6.0% on the liquidation preference of $25.00 per share of Series A Cumulative Stock. See the section of this prospectus entitled “The Rights Offering — Method of Payment of Dividends.” Declared dividends on the Series A Cumulative Stock will be payable quarterly on or about the 14th day of April, July, October and January of each year to and including the Series A Mandatory Redemption Date (as defined below), commencing [July] 14, 2016 (each, a “Dividend Payment Date”) at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Series A Cumulative Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on March 31, June 30, September 30 and December 31 (each, a “Dividend Record Date”). These Dividend Record Dates will apply regardless of whether a particular Dividend Record Date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a business day, payment will be made on the next succeeding business day.

Dividends for Series A Cumulative Stock will begin to accrue and be cumulative on outstanding shares of Series A Cumulative Stock from the date of issuance of such shares of Series A Cumulative Stock. Accrued but unpaid dividends will not bear interest. Dividends declared and paid on the shares of Series A Cumulative Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and among all other series of Preferred Stock ranking on parity with the Series A Cumulative Stock.

The initial dividend period will commence on and include the initial issue date of our Series A Cumulative Stock and will end on and exclude the [June 30], 2016 Dividend Payment Date. The amount of dividends payable on each share of Series A Cumulative Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Series A Cumulative Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Series A Cumulative Stock for the first dividend period, assuming the initial issue date is ________, 2016, will be approximately $____ per share (based on the annual dividend rate of 6.0% and a liquidation preference of $25.00 per share) and will be payable, when, as and if declared, on ________, 2016. The dividend on the Series A Cumulative Stock for each subsequent full dividend period, when, as and if declared, will be approximately $0.375 per share (based on the annual dividend rate of 6.0% and a liquidation preference of $25.00 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Series A Cumulative Stock, may be limited by the terms of any existing and future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable New York law. See the section of this prospectus entitled “Risk Factors - ______________”.  Our ability to pay dividends on our Preferred Stock will be limited as will our ability to redeem our Preferred Stock at the maturity of the Series A Cumulative Stock or upon a Fundamental Change for both series of Preferred Stock”.

Restrictions on Our Activities

We may not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of common stock after the first issuance of a share of Series A Cumulative Stock unless concurrently therewith we declare a dividend on the Series A Cumulative Stock and on any other series of Preferred Stock entitled to dividends on a parity stock basis with the Series A Cumulative Stock including, without limitation, any outstanding shares of Series B Convertible Stock.

Whenever quarterly dividends or other dividends or distributions payable on the Series A Cumulative Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Cumulative Stock outstanding shall have been paid in full, we may not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior, whether as to dividends or upon liquidation, dissolution or winding up, to the Series A Cumulative Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity, whether as to dividends or upon liquidation, dissolution or winding up, with the Series A Cumulative Stock, except dividends paid ratably on the Series A Cumulative Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on parity, whether as to dividends or upon liquidation, dissolution or winding up, with the Series A Convertible Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior, whether as to dividends or upon dissolution, liquidation or winding up), the Series A Cumulative Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series A Cumulative Stock, or any shares of stock ranking on parity with the Series A Cumulative Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

We may not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation is not restricted from redeeming, purchasing or otherwise acquiring such shares at such time and in such manner.

Liquidation Preference

In the event of our liquidation, winding-up or dissolution, whether voluntary or involuntary, each holder of Series A Cumulative Stock will be entitled to receive a liquidation preference in the amount of $25.00 per share of the Series A Cumulative Stock (the “Series A Liquidation Preference”), plus an amount equal to accumulated and unpaid dividends to which the holders of Series A Cumulative Stock are entitled on the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Series A Liquidation Preference plus an amount equal to accumulated and unpaid dividends to which the holders of Series A Cumulative Stock and all parity stock, including the Series B Convertible Stock, are not paid in full, the holders of the Series A Cumulative Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences described herein and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Series A Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Series A Cumulative Stock will have no right or claim to any of our remaining assets.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on parity with the Series A Cumulative Stock, including, without limitation, any shares of the Series B Convertible Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution) nor our merger or consolidation into or with any other person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary.

The Charter, as amended by the Certificate of Amendment, does not contain any provision requiring funds to be set aside to protect the Series A Liquidation Preference even though it is substantially in excess of the par value thereof.

Deemed Liquidation Events

A “Deemed Liquidation Event” consists of (1) a merger or consolidation in which we are a constituent party and in which the consideration consists solely of cash and/or the right to receive cash; except any such merger or consolidation in which the shares of our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting entity; or (b) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting corporation; or (2) the sale, lease, transfer or other disposition in which the consideration consists solely of cash, in a single transaction or series of related transactions, by us, or any subsidiary of ours, of all or substantially all our assets and our subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more of our subsidiaries if substantially all of our assets and our subsidiaries’ assets taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of ours.

We may not effect a Deemed Liquidation Event referred to in (1) above unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to our shareholders shall be allocated in accordance with the liquidation preference rights of the Series A Cumulative Preferred Stock.

In the event of a Deemed Liquidation Event referred to in (2) above, if we do not effect a dissolution of the Company under the New York Business Corporation Law within ninety (90) days , then we will send a written notice to each holder of Series A Cumulative Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) to require the redemption of such shares of Series A Cumulative Preferred Stock. Upon the written request of any holder of Series A Cumulative Preferred Stock delivered to us not later than one hundred twenty (120) days after such Deemed Liquidation Event, we will use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by New York law governing distributions to shareholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all, but not less than all, shares of Series A Cumulative Preferred Stock held by such requesting shareholder at a price per share equal to the Series A Liquidation Preference (i.e., $25.00), plus any accumulated and unpaid dividends for any dividend period prior to the effective date of the Deemed Liquidation Event. In the event the available proceeds are not sufficient to redeem all shares of Series A Cumulative Preferred Stock and capital stock on parity with it from all shareholders requesting such redemption, we will ratably redeem each such shareholder’s shares of Series A Cumulative Preferred Stock to the fullest extent of such available proceeds, and will redeem the remaining shares held by such shareholders as soon as we may lawfully do so under New York law governing distributions to shareholders. Prior to the distribution or redemption described in this paragraph, we will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

In the event of a Deemed Liquidation Event referred to in (1) above, if any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with the Series A Liquidation Preference as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with the Series A Liquidation Preference after taking into account the previous payment of the Initial Consideration as part of the same transaction. Any consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Voting Rights

The holders of Series A Cumulative Stock will have no voting rights except as specifically required by New York law or by the Charter, as amended by the Certificate of Amendment, which will include, among other things the following voting rights.

Except as otherwise provided in the Charter, as amended by the Certificate of Amendment or as may be amended thereafter from time to time, the Bylaws, or by law, the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series A Cumulative Stock and all other Preferred Stock of equal rank having similar voting rights, voting together as a single class is required for us to: (i) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock; (ii) amend, alter or repeal the provisions of the Charter so as to materially adversely affect the special rights, preferences, privileges or voting powers of the Series A Cumulative Stock; or (iii) consummate a binding share exchange or reclassification involving shares of Series A Cumulative Stock or our merger or consolidation with another entity unless the Series A Cumulative Stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exemptions.

In addition to the above, if at any time dividends on any Series A Cumulative Stock shall be in arrears in an amount equal to eight quarterly dividends thereon, then the occurrence of such contingency shall mark the beginning of a default period that shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Cumulative Stock then outstanding shall have been declared and paid or set apart for payment ending on the Dividend Payment Date following the date when all such accrued dividends have been paid. During each Default Period, all holders of Preferred Stock, including, without limitation, holders of Series A Cumulative Stock and holders of Series B Convertible Stock, with dividends in arrears in an amount equal to eight quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect one additional member to the board of directors.

During any default period, the voting rights of the holders of Series A Cumulative Stock and other Preferred Stock may be exercised initially at a special meeting called by us, as described below, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders until all accrued and unpaid dividends have been paid through the Dividend Payment date immediately preceding the record date for the next annual meeting of shareholders so long as the holders of at least one-half in number of shares of Preferred Stock outstanding and all other Preferred Stock of equal rank having similar voting rights shall be present in person or by proxy at the special or annual meeting. The absence of a quorum of the holders of common stock does not affect the exercise by the holders of Preferred Stock of such voting right.

After a default period commences, our President or the Chairman of the board of directors, in accordance with the Bylaws, will promptly call a special meeting of the holders of Preferred Stock entitled to vote to elect a director. Notice of such meeting and of any annual meeting at which holders of such Preferred Stock are entitled to vote shall be given to each holder of record of such Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on our books. No special meeting will be required during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

After all dividend payment arrearages have been paid, the right of the holders of Preferred Stock as a class to elect a director shall cease, the term of any director elected by the holders of Preferred Stock as a class shall terminate, and the number of directors constituting the entire board of directors shall automatically be reduced by one, subject, however, to change thereafter in any manner provided by law or in the Charter or Bylaws.

Mandatory Series A Redemption

General

Each share of the Series A Cumulative Stock, unless previously redeemed, will mature and be redeemed solely in cash on September 30, 2023 (the “Series A Mandatory Redemption Date”), at a redemption price equal to the Series A Liquidation Preference ($25.00) per share plus an amount equal to all accumulated and unpaid dividends, if any, on such shares (whether or not declared) up to and including the Series A Mandatory Redemption Date, subject to our having funds legally available for such redemption under New York law (the “Series A Mandatory Redemption Price”). If we have funds legally available to declare a dividend for the dividend period ending on the Series A Mandatory Redemption Date, we will pay such dividend to the holders of record on the applicable Record Date, as described above under “— Dividends.” If on or prior to the Record Date immediately preceding the Series A Mandatory Redemption Date we have not declared all or any portion of the accumulated and unpaid dividends on the Series A Cumulative Stock, the Series A Mandatory Redemption Price will be adjusted so that holders receive a redemption price increase equal to the amount of accumulated and unpaid dividends, including any such dividends that have not been declared. In addition, certain mergers, consolidations or other transactions in which holders of common stock will receive only cash and/or rights to receive cash will be a deemed liquidation of the Holding Company, triggering a mandatory redemption.

Redemption Procedure upon Mandatory Redemption

Any outstanding shares of Series A Cumulative Stock will automatically be redeemed on the Series A Mandatory Redemption Date. The person or persons entitled to receive payment upon mandatory redemption of the Series A Cumulative Stock will be paid by 5:00 p.m., New York City time, on the Series A Mandatory Redemption Date. We will deliver a notice of mandatory redemption not fewer than 10 nor more than 60 days prior to the Series A Mandatory Redemption Date, addressed to the holders of the Series A Cumulative Stock as they appear in our records as of the date of such notice.

Redemption at the Option of the Holder upon Fundamental Change

General

If a Fundamental Change (as defined below) occurs, on or prior to the Series A Mandatory Redemption Date, holders of the Series A Cumulative Stock will have the right to: (i) require us to redeem their shares of Series A Cumulative Stock, in whole or in part (but in no event less than one share of Series A Cumulative Stock), at a redemption price per share equal to the Series A Liquidation Preference ($25.00) (the “Series A Fundamental Change Redemption Amount”); (ii) with respect to such redeemed shares, receive an amount equal to all accumulated but unpaid dividends, if any, on such shares for any dividend period prior to the effective date of the Fundamental Change; provided that, if the effective date or the Series A Mandatory Redemption Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders as of such Record Date, as described in the section of this prospectus entitled “— Dividends,” and will not be included in the accumulated dividend amount.

  We will notify holders of Series A Cumulative Stock of the Fundamental Change and its effective date within 10 business days after the effective date of the Fundamental Change. Dividends on the shares of Series A Cumulative Stock to be redeemed will cease to accrue on the effective date of the Fundamental Change, provided that the Series A Fundamental Change Redemption Amount and the dividends accrued through, and including, the day proceeding the effective date of the Fundamental Change, shall have been paid on date of redemption of the Series A Cumulative Stock.

A “Fundamental Change” means the occurrence of a change in control, which will be deemed to have occurred if, at any time after the initial issue date of the Series A Cumulative Stock, any of the following occurs: (i) any “person” or “group” within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, our subsidiaries or any of our employee benefit plans, files any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors; (ii) we consolidate with, enter into a binding share exchange, merger or similar transaction with or into another person other than one or more of our subsidiaries or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event, where the consideration consists, in full or in part, of rights, securities or property other than cash; or (iii) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the Charter, as amended by the Certificate of Amendment), provided, that certain mergers or consolidations may be deemed liquidation events triggering a mandatory redemption.

Reacquired Series A Cumulative Shares

Any shares of Series A Cumulative Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein, in the Charter, as amended by the Certificate of Amendment or as may be amended thereafter from time to time, or as otherwise required by law.

Book-Entry, Delivery and Form

The Series A Cumulative Stock will be issued as book entry only. Promptly after the expiration date of this subscription rights offering, our transfer agent, Computershare, will deliver a notice reflecting their holdings to shareholders who timely exercise their rights to acquire Series A Cumulative Stock.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for the Series A Cumulative Stock.

Description of Series B Convertible Preferred Stock

The following is a summary of certain terms of our Series B Convertible Stock but is not necessarily complete. A copy of our Charter, including the Certificate of Amendment, which will establish the Series B Convertible Stock and fixing the rights, powers, preferences, limitations and restrictions thereof, are available upon request from us at the address set forth in the section of this prospectus entitled “Where You Can Find More Information” and are filed as exhibits to the registration statement of which this prospectus forms a portion. The following summary of the terms of the Series B Convertible Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

General

Under our Charter, as will be amended by the Certificate of Amendment to be filed with the New York Division of Corporations after expiration of the offering period, our board of directors is authorized, subject to certain limitations prescribed by law, to issue up to 411,666 shares of Series B Convertible Stock, with such voting powers or without voting powers, and with such designations, and having such relative preferences, participating, optional or other special rights, and qualifications, limitations and restrictions as shall be set forth in the resolutions providing therefor. We have not previously designated any of such Series B Convertible Stock. At the consummation of this offering, we will issue 411,666 shares of Series B Convertible Stock or such lesser number as may be purchased by shareholders upon exercise of their subscription rights, including any oversubscription purchases at an initial price of $20.75 per share of Series B Convertible Stock. In addition, such number of shares may be increased or decreased by resolution of the board of directors, provided, however, that no such decrease shall reduce the number of shares of Series B Convertible Stock to a number less than the number of shares then outstanding plus the number of shares reserved, if any, for issuance upon the exercise of any outstanding options, rights or warrants, or upon exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into Series B Convertible Stock. Series B Convertible Stock may not be issued in fractions of a share.

Ranking

The Series B Convertible Stock will rank, with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up:

• senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Convertible Stock and the Series A Cumulative Stock.
• on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Convertible Stock, including the Series A Cumulative Stock; and
• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Convertible Stock, none of which exists on the date hereof, and the issue of which would be subject to the approval of a majority of the outstanding shares of Preferred Stock voting as a class; and
• subject to funds legally available and payment of or provision for our debts and other liabilities.

Dividends

Holders of shares of Series B Convertible Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cumulative cash dividends at the rate per annum of 4.8% on the liquidation preference of $20.75 per share of Series B Convertible Stock. Notwithstanding the foregoing, upon the exercise of a holder of shares of Series B Convertible Stock of their conversion rights (as described in “— Description of Series B Convertible Preferred Stock; Conversion at the Option of the Holder”), rather than receiving a cash dividend for accumulated dividends upon conversion, the Series B Conversion Rate will be adjusted such that the holder of Series B Convertible Stock receives additional shares of common stock equal to the amount of accumulated but unpaid dividends divided by $20.75.

Declared dividends on the Series B Convertible Stock will be payable quarterly on the Dividend Payment Dates, the 14th day of April, July, October and January of each year up to and including the Series B Mandatory Redemption Date (as defined below), commencing [July] 14, 2016, at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Series B Convertible Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the Dividend Record Date, March 31, June 30, September 30 and December 31.

Dividends for Series B Convertible Stock will begin to accrue and be cumulative on outstanding shares of Series B Convertible Stock from the date of issuance of such shares of Series B Convertible Stock. Accrued but unpaid dividends will not bear interest. Dividends declared and paid on the shares of Series B Convertible Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and among all other series of Preferred Stock ranking on parity with the Series B Convertible Stock.

The initial dividend period will commence on and include the initial issue date of our Series B Convertible Stock and will end on and exclude the [June 30], 2016 Dividend Payment Date. The amount of dividends payable on each share of Series B Convertible Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Series B Convertible Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Series B Convertible Stock for the first dividend period, assuming the initial issue date is ________, 2016, will be approximately $_____ per share (based on the annual dividend rate of 4.8% and a liquidation preference of $20.75 per share) and will be payable, when, as and if declared, on ________, 2016. The dividend on the Series B Convertible Stock for each subsequent full dividend period, when, as and if declared, will be approximately $0.253 per share (based on the annual dividend rate of 4.8% and a liquidation preference of $20.75 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Series B Convertible Stock, may be limited by the terms of any existing and future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable New York law. See the section of this prospectus entitled “Risk Factors - __________”. Our ability to pay dividends on our Preferred Stock will be limited as will our ability to redeem our Preferred Stock at the maturity of the Series B Convertible Stock or upon a Fundamental Change for both series of Preferred Stock”.

 Restrictions on Our Activities

We may not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of common stock after the first issuance of a share of Series B Convertible Stock unless concurrently therewith we declare a dividend on the Series B Convertible Stock and on any other series of Preferred Stock entitled to dividends on a parity stock basis with the Series B Convertible Stock including, without limitation, any outstanding shares of Series A Cumulative Stock.

Whenever quarterly dividends or other dividends or distributions payable on the Series B Convertible Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Convertible Stock outstanding shall have been paid in full, we may not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior, whether as to dividends or upon liquidation, dissolution or winding up, to the Series B Convertible Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity, whether as to dividends or upon liquidation, dissolution or winding up, with the Series B Convertible Stock, except dividends paid ratably on the Series B Convertible Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on parity, whether as to dividends or upon liquidation, dissolution or winding up, with the Series B Convertible Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior, whether as to dividends or upon dissolution, liquidation or winding up), the Series B Convertible Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series B Convertible Stock, or any shares of stock ranking on parity with the Series B Convertible Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

We may not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation is not restricted from redeeming, purchasing or otherwise acquiring such shares at such time and in such manner.

Liquidation Preference

In the event of our liquidation, winding-up or dissolution, whether voluntary or involuntary, each holder of Series B Convertible Stock will be entitled to receive a liquidation preference in the amount of $20.75 per share of the Series B Convertible Stock (the “Series B Liquidation Preference”), plus an amount equal to accumulated and unpaid dividends to which the holders of Series B Convertible Stock are entitled on the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Series B Liquidation Preference plus an amount equal to accumulated and unpaid dividends to which the holders of Series B Convertible Stock and all parity stock, including the Series A Cumulative Stock, are not paid in full, the holders of the Series B Convertible Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences described herein and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Series B Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Series B Convertible Stock will have no right or claim to any of our remaining assets.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on parity with the Series B Convertible Stock, including, without limitation, any shares of the Series A Cumulative Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Neither the sale, conveyance exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution) nor our merger or consolidation into or with any other person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary.

The Charter, as amended by the Certificate of Amendment, does not contain any provision requiring funds to be set aside to protect the Series B Liquidation Preference even though it is substantially in excess of the par value thereof.

Deemed Liquidation Events

We may not effect a Deemed Liquidation Event referred to in (1) of the definition of such term in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event” unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to our shareholders shall be allocated in accordance with the liquidation preference rights of the Series B Convertible Preferred Stock.

In the event of a Deemed Liquidation Event referred to in (2) of the definition of such term in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event”, if we do not effect a dissolution of the Company under the New York Business Corporation Law within ninety (90) days, then we will send a written notice to each holder of Series B Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) to require the redemption of such shares of Series B Convertible Preferred Stock. Upon the written request of any holder of Series B Convertible Preferred Stock delivered to us not later than one hundred twenty (120) days after such Deemed Liquidation Event, we will use the Available Proceeds (as defined in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all, but not less than all, shares of Series B Convertible Preferred Stock held by such requesting shareholder at a price per share equal to the Series A Liquidation Preference (i.e., $25.00), plus any accumulated and unpaid dividends for any dividend period prior to the effective date of the Deemed Liquidation Event. In the event the available proceeds are not sufficient to redeem all shares of Series B Convertible Preferred Stock and capital stock on parity with it from all shareholders requesting such redemption, we will ratably redeem each such shareholder’s shares of Series B Convertible Preferred Stock to the fullest extent of such available proceeds, and will redeem the remaining shares held by such shareholders as soon as we may lawfully do so under New York law governing distributions to shareholders. Prior to the distribution or redemption described in this paragraph, we will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

In the event of a Deemed Liquidation Event referred to in (1) of the definition of such term in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event”, if any portion of the consideration is Additional Consideration (as defined in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event”), the Merger Agreement shall provide that (a) the Initial Consideration (as defined in “— Description of Series A Cumulative Preferred Stock; Deemed Liquidation Event”) shall be allocated among the holders of capital stock of the Company in accordance with the Series B Liquidation Preference as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with the Series B Liquidation Preference after taking into account the previous payment of the Initial Consideration as part of the same transaction. Any consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Voting Rights

The holders of Series B Convertible Stock will have no voting rights except as specifically required by New York law or by the Charter, as amended by the Certificate of Amendment, which will include, among other things the following voting rights.

Except as otherwise provided in the Charter, as amended by the Certificate of Amendment or as may be amended thereafter from time to time, the Bylaws, or by law, the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series B Convertible Stock and all other Preferred Stock of equal rank having similar voting rights, voting together as a single class is required for us to: (i) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock; (ii) amend, alter or repeal the provisions of the Charter so as to materially adversely affect the special rights, preferences, privileges or voting powers of the Series B Convertible Stock; or (iii) consummate a binding share exchange or reclassification involving shares of Series B Convertible Stock or our merger or consolidation with another entity unless the Series B Convertible Stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exemptions.

In addition to the above, if at any time dividends on any Series B Convertible Stock shall be in arrears in an amount equal to eight quarterly dividends thereon, then the occurrence of such contingency shall mark the beginning of the default period that shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Convertible Stock then outstanding shall have been declared and paid or set apart for payment ending on the Dividend Payment Date following the date when all such accrued dividends have been paid. During each Default Period, all holders of Preferred Stock, including, without limitation, holders of Series A Cumulative Stock and holders of Series B Convertible Stock, with dividends in arrears in an amount equal to eight quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect one additional member to the board of directors.

During any default period, the voting right of the holders of Series B Convertible Stock and other Preferred Stock may be exercised initially at a special meeting called by us, as described below, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders until all accrued and unpaid dividends have been paid through the Dividend Payment date immediately preceding the record date for the next annual meeting of shareholders; so long as the holders of at least one-half in number of shares of Preferred Stock outstanding and all other Preferred Stock of equal rank having similar voting rights shall be present in person or by proxy at the special or annual meeting. The absence of a quorum of the holders of common stock does not affect the exercise by the holders of Preferred Stock of such voting right.

After a default period commences, our President or the Chairman of the board of directors, in accordance with the Bylaws, will promptly call a special meeting of the holders of Preferred Stock entitled to vote thereon for such purpose. Notice of such meeting and of any annual meeting at which holders of such Preferred Stock are entitled to vote shall be given to each holder of record of such Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on our books. No special meeting will be required during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

After all dividend arrearages have been paid, the right of the holders of Preferred Stock as a class to elect a director shall cease, the term of any director elected by the holders of Preferred Stock as a class shall terminate, and the number of directors constituting the entire board of directors shall automatically be reduced by one, subject, however, to change thereafter in any manner provided by law or in the Charter or Bylaws.

Conversion at the Option of the Holder

General

Holders of the Series B Convertible Stock have the right to convert their shares of Series B Convertible Stock, in whole or in part (but in no event less than one share of Series B Convertible Stock), at any time prior to the Series B Mandatory Redemption Date, into shares of our common stock at a rate of one share of common stock for each one share of Series B Convertible Stock (the “Series B Conversion Rate”), subject to adjustment as described below.

If as of the effective date of any conversion (the “Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends on the Series B Convertible Stock, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends, including any such dividends that have not been declared, divided by $20.75.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Series B Convertible Stock, we will make no payment or allowance for unpaid dividends on such shares of the Series B Convertible Stock, unless such conversion date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares as of such Record Date, as described in the section of this prospectus entitled “— Dividends.”

We will not, by amendment of our Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relating to the above-described conversion rights, but will at all times in good faith assist in carrying out all the provisions of such rights and in taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of its Series B Convertible Stock against impairment.

Notwithstanding anything to the contrary set forth in this prospectus, in the event a holder of shares of the Series B Convertible Stock elects to convert any shares of Series B Convertible Stock and if such holder would be deemed to hold more than 10% of the capital stock of the Gas Company under the provisions of Section 70 of the New York Public Service Law, that holder would be unable to exercise the conversion right without compliance with Section 70, which may include obtaining the consent of the New York Public Service Law. The Holding Company will not pay any cash to a holder in respect of such conversion or otherwise settle any such conversion in cash, other than the right of the holder to receive payment in lieu of any fraction of a share in exchange therefor.

Fractional shares

No fractional shares of common stock shall be issued upon conversion of shares of Series B Convertible Stock. If any conversion of Series B Convertible Stock would result in the issuance of a fractional share of common stock, such fractional share shall be payable in cash based upon the $20.75 Liquidation Preference at such time, and the number of shares of common stock issuable upon conversion of the Series B Convertible Stock shall be the next lower whole number of shares. If we elect not to, or are unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of common stock if the fraction of a share is one-half or more, or no consideration in respect of such fractional share, which shall be deemed cancelled and returned to authorized and unissued Preferred Stock, if the fractional share is less than one-half.

Procedure upon conversion at the Option of the Holder

If you elect to convert your shares of Series B Convertible Stock prior to the Series B Mandatory Redemption Date, in the manner described in “—Conversion at the Option of the Holder; General” you must observe the following conversion procedures:

If you hold a beneficial interest in a global share of Series B Convertible Stock, to convert your shares of Series B Convertible Stock you must deliver to Computershare the appropriate instruction form for conversion pursuant to Computershare’s conversion program.

Since the Series B Convertible Stock is uncertificated, you must submit a written notice to the Corporation’s transfer agent (currently, Computershare) stating that you elect to convert such shares of Series B Convertible Stock, the number of shares of Series B Convertible Stock to be converted with signature guaranteed by a participant in a Medallion signature guarantee program, if required, and any other information required by the transfer agent.

The conversion of your shares of Series B Convertible Stock will be deemed effective as of the date the transfer agent receives your properly completed and signed notice of conversion. Upon our receipt of a written notice and other required materials, we shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to you: (a) a certificate in your name for the number of shares of common stock to which you are entitled upon conversion; (b) payment for any fractional shares, if applicable; and (c) a notice of registration in your name for the number of shares of Series B Convertible Stock not elected to be converted pursuant to the written notice.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series B Convertible Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of the Series B Convertible Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series B Convertible Stock.

Reservation of Shares

We will at all times when any shares of Series B Convertible Stock are outstanding, reserve and keep available out of its authorized but unissued common stock, such number of shares of common stock as are from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Stock. If at any time the number of authorized but unissued shares of common stock are not sufficient to effect the conversion of all outstanding shares of Series B Convertible Stock, we will take such corporation action as may, in the opinion of our counsel, be necessary to increase its authorization by unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

Anti-dilution Adjustments

The Series B Conversion Rate will be adjusted if:

(1)	We issue common stock to the holders of our common stock as a dividend or other distribution, in which event, the Series B Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of record of our common stock entitled to receive such dividend or other distribution (the “Distribution Record Date”) will be divided by a fraction:

	•	the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the Distribution Record Date, and
	•	the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the Distribution Record Date and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the Distribution Record Date. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the Series B Conversion Rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to the Series B Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the Distribution Record Date shall not include shares held in treasury.

(2)	We subdivide or combine our common stock, in which the Series B Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and
•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (2) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(3)	If, at any time after the issuance of Series B Convertible Stock, we take any action affecting the common stock that would be covered by the anti-dilution provisions, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series B Convertible Stock, then the Series B Conversion Rate shall be adjusted in such manner as the board of directors shall in good faith determine to be equitable under the circumstances.

Mandatory Series B Redemption

General

Each share of the Series B Convertible Stock, unless previously redeemed, will mature and be redeemed solely in cash on September 30, 2026 (the “Series B Mandatory Redemption Date”), at a redemption price equal to the Series B Liquidation Preference ($20.75) per share plus an amount equal to all accumulated and unpaid dividends, if any, on such shares (whether or not declared) up to and including the Series B Mandatory Redemption Date, subject to our having funds legally available for such redemption under New York law (the “Series B Mandatory Redemption Price”). If we have funds legally available to declare a dividend for the dividend period ending on the Series B Mandatory Redemption Date, we will pay such dividend to the holders of record on the applicable Record Date, as described above under “— Dividends.” If on or prior to the Record Date immediately preceding the Series B Mandatory Redemption Date we have not declared all or any portion of the accumulated and unpaid dividends on the Series B Convertible Stock, the Series B Redemption Price will be adjusted so that holders receive a redemption price increase equal to the amount of accumulated and unpaid dividends, including any such dividends that have not been declared. In addition, certain mergers, consolidations or other transactions in which holders of common stock will receive only cash and/or rights to receive cash will be a deemed liquidation of the Holding Company, triggering a mandatory redemption.

Redemption Procedure upon Mandatory Redemption

Any outstanding shares of Series B Convertible Stock will automatically be redeemed on the Series B Mandatory Redemption Date. The person or persons entitled to receive payment upon mandatory redemption of the Series B Convertible Stock will be paid by 5:00 p.m., New York City time, on the Series B Mandatory Redemption Date. We will deliver a notice of mandatory redemption not fewer than 10 nor more than 60 days prior to the Series B Mandatory Redemption Date, addressed to the holders of the Series B Convertible Stock as they appear in our records as of the date of such notice.

Redemption at the Option of the Holder upon Fundamental Change

General

If a Fundamental Change (as defined in “— Description of Series A Cumulative Preferred Stock; Redemption at the Option of the Holder upon Fundamental Change; Series A Fundamental Change Dividend Make-Whole Amount”) occurs, on or prior to the Series B Mandatory Redemption Date, holders of the Series B Convertible Stock will have the right to: (i) require us to redeem their shares of Series B Convertible Stock, in whole or in part (but in no event less than one share of Series B Convertible Stock), at a redemption price per share equal to the Series B Liquidation Preference ($20.75) (the “Series B Fundamental Change Redemption Amount”); (ii) with respect to such redeemed shares, receive an amount equal to all accumulated but unpaid dividends, if any, on such shares for any dividend period prior to the effective date of the Fundamental Change; provided that, if the effective date or the Series B Mandatory Redemption Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders as of such Record Date, as described in the section of this prospectus entitled “— Dividends,” and will not be included in the accumulated dividend amount.

We will notify holders of Series B Convertible Stock of the Fundamental Change and its effective date within 10 business days after the effective date of the Fundamental Change. Dividends on the shares of Series B Convertible Stock to be redeemed will cease to accrue on the effective date of the Fundamental Change, provided that the Series B Fundamental Change Redemption Amount and the dividends accrued through, and including, the day proceeding the effective date of the Fundamental Change, shall have been paid on date of redemption of the Series B Convertible Stock.

Reacquired Series B Convertible Shares

Any shares of Series B Convertible Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein, in the Charter, as amended by the Certificate of Amendment or as may be amended thereafter from time to time, or as otherwise required by law.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for the Series B Convertible Stock and the transfer agent for our common stock.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standards & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each share of such securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in DTC securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series B Convertible Stock, except in the event that use of the book-entry system for such securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or other such DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series B Convertible Stock; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Series B Convertible Stock are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption and/or conversion notices shall be sent to the DTC. If less than all of the Series B Convertible Stock within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Series B Convertible Stock unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Series B Convertible Stock are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Preferred Stock held through DTC will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of each such Direct Participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Preferred Stock held through DTC purchased, redeemed or tendered to its related Direct Participant, and shall effect delivery of such Preferred Stock by causing the Direct Participant to transfer the Direct Participant’s interest in the Preferred Stock, on DTC’s records, to the purchaser of such holder’s Preferred Stock. The requirement for physical delivery of Preferred Stock in connection with an optional tender or mandatory purchase or redemption will be deemed satisfied when the ownership rights in the Preferred Stock are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Preferred Stock to the appropriate DTC account for the purchaser of the Beneficial Holder’s Preferred Stock.

If DTC serves as a depository for the Preferred Stock, DTC may discontinue providing its services as depository with respect to the Preferred Stock at any time by giving reasonable notice to us.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Indemnification of Directors and Officers

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

Our Charter and By-laws provide that, to the fullest extent permitted by the NYBCL, we will indemnify our present and future directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors.

Our by-laws also provide that we may purchase and maintain insurance to indemnify Corning for any obligation we incur as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to our by-laws and in accordance with the NYBCL.

In addition to the provisions of our Charter and By-laws providing for indemnification of directors and officers, we have entered into an employment agreement with Michael I. German, our president and chief executive officer, which provides for us to indemnify Mr. German against all expenses actually and reasonably incurred by him as a result of his being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that he is or was one of our officers.

Ratio of Earnings to Fixed Charges and PREFERRED Stock Dividends

The following table set forth the ratio of the Holding Company’s earnings to fixed charges as preferred stock dividends on a pro forma basis as if 154,375 shares of Series A Cumulative Preferred Stock and 205,833 shares of Series B Convertible Preferred Stock were outstanding throughout the entire fiscal year commencing on October 1, 2012:

	2013	2014	2015
Ratio of earnings to fixed charges and
Preferred Stock dividend	2.65	3.39	2.87

SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax consequences of the rights offering to holders of our common stock of: (i) the receipt, sale and exercise (or expiration) of the subscription rights issued pursuant to this offering; and (ii) the receipt, ownership and sale of Preferred Stock received upon exercise of such subscription rights. The legal conclusions with respect to matters of U.S. federal income tax law identified in this “Summary of Material United States Federal Income Tax Consequences” subject to the qualifications set forth herein, are the opinions of our counsel, Nixon Peabody LLP. This discussion addresses only the federal income tax consequences to holders of common stock or Preferred Stock that hold their shares as capital assets and does not address all of the income tax consequences that may be relevant to particular holders of shares of common stock or Preferred Stock in light of their individual circumstances. This discussion does not address the tax consequences to holders of common stock or Preferred Stock who are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, broker-dealers, dealers in securities or foreign currencies, persons who hold their shares as or in a hedge against currency risk, persons who hold their shares as a result of a constructive sale or as part of a conversion transaction, holders who acquired their shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation or U.S. holders who beneficially own common stock through either a foreign financial institution (as defined in Code Section 1471(d)(4) and the regulations thereunder) or certain non-financial foreign entities specified in Code Section 1472. In addition, this discussion does not address the tax consequences to holders of common stock under any state, local or foreign tax laws or the alternative minimum tax provisions of the Internal Revenue Code.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, that could result in United States federal income tax consequences different from those described below. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) or any court. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. No ruling has been or will be sought from the IRS as to the income tax consequences of the rights offering to holders of common stock. The IRS is not bound by the opinions of counsel.

As used below, a U.S. holder is any beneficial owner of our common stock, subscription rights or Preferred Stock, who is not treated as a partnership for U.S. federal income tax purposes and is:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test of Code Section 7701(b)(3);

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all its substantial decisions or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date and validly elected to continue to be so treated.

If any entity treated as a partnership for U.S. federal income tax purposes receives a subscription right or Preferred Stock upon exercise of a subscription right, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of our subscription rights or Preferred Stock.

A non-U.S. holder is any holder of common stock, subscription rights or Preferred Stock other than a U.S. holder. This summary of material United States federal income tax consequences assumes that all holders are U.S. holders, unless stated otherwise. Non-U.S. holders should review all sections of this summary, including “Additional Considerations for Non-U.S. Holders.”

Holders of common stock are urged to consult their own tax advisors as to the specific tax consequences of the rights offering to them, including the applicable federal, state, local and foreign tax consequences of the receipt, ownership and exercise of the securities which are the subject of this Rights Offering to them and the effect of possible changes in tax laws.

Tax Consequences of the Rights Offering

The following discussion summarizes the United States federal income tax consequences to a holder of our common stock upon the holder’s initial receipt of the subscription rights and upon the subsequent exercise, expiration or sale of such rights.

Receipt of Subscription Rights; Tax Basis in the Subscription Rights

The U.S. federal income tax consequences of the receipt of the subscription rights in the Rights Offering will depend on whether the subscription rights are considered part of a “disproportionate distribution” (as discussed below) within the meaning of Section 305 of the Code. Generally, the distribution of stock by a corporation to its shareholders with respect to their common stock is not taxable to such shareholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of that corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in subsection (b), the distribution may be taxable to the shareholders of the distributing corporation as discussed below. Many of the exceptions to the general rule of Section 305(a) set forth in subsection (b) involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations issued under Section 305 define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth to any significant extent such as the Preferred Stock.

Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution of stock rights constitutes a “disproportionate distribution,” and is therefore taxable to the recipient shareholders, if the distribution results in (i) the receipt of property by some shareholders, and (ii) an increase in the proportionate interest of other shareholders in the assets or earnings and profits of that corporation. For this purpose, the term “property” means money, securities and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. There is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some shareholders receive cash and property and other shareholders’ proportionate interests increase. Section 305(b)(5) is another an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Under section 305(b)(5), a distribution by a corporation of rights to acquire its convertible preferred stock is treated as a taxable distribution of property unless the corporation establishes that such distribution will not result in a disproportionate distribution. The distribution of rights to acquire convertible preferred stock is likely to result in a disproportionate distribution when both of the following conditions exist: (i) the conversion right must be exercised within a relatively short period of time after the date of distribution of the rights; and (ii) taking into account such factors as the dividend rate, the redemption provisions, the marketability of the convertible stock and the conversion price, it may be anticipated that some shareholders will exercise their conversion rights and some will not. However, where the conversion right may be exercised over a period of many years and the dividend rate is consistent with market conditions at the time of distribution of the rights, there is no basis for predicting at what time and the extent to which the convertible stock will be converted and it is unlikely that a disproportionate distribution will result.

We do not believe that the distribution of rights in the Rights Offering should constitute an increase in the proportionate interest of some shareholders in the assets or earnings and profits of the Company for the purpose of Section 305(b)(2) based on the fact that all of our shareholders will receive rights in the Rights Offering based upon their respective ownership of our common stock and none of our shareholders will receive cash or property as part of the Rights Offering. Thus the Rights Offering should not constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. Further, during the last 36 months, our common stock has been our sole outstanding class of stock, we have not made any distributions of cash or other property on such stock other than regular quarterly cash dividends, and we have not had any convertible debt outstanding. Nor do we currently intend to issue another class of stock (other than the Preferred Stock) or convertible debt or pay any dividends other than with respect to the Preferred Stock and regular quarterly cash dividends on our common stock. Furthermore, we do not believe that the distribution of rights in the Rights Offering to acquire Series B convertible preferred stock should constitute part of a “disproportionate distribution” pursuant to Section 305(b)(5) of the Code on account of the length of the conversion period, the above-market dividend rate and the discounted conversion price (as compared to the subscription price for the Series B).

The opinions above are not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with our opinion. There is a risk that our application of §305 to the Rights Offering is incorrect as the determination under Section 305(b) depends on the existence or non-existence of certain facts and an analysis and balancing of those facts. If the IRS successfully asserts that your receipt of subscription rights in the Rights Offering is currently taxable pursuant to §305 of the Code, the discussion under the heading “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution” below describes the U.S. federal income tax consequences that will result from such a determination..

Assuming that the distribution is not currently taxable, a holder’s tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

•	If the total fair market value of the subscription rights being distributed in this offering represents 15% or more of the total fair market value of our common stock at the time of the distribution, a holder must allocate the basis of the holder’s shares of common stock (with respect to which the subscriptions rights were distributed) between such stock and the subscription rights received by such holder. This allocation is made in proportion to the fair market value of the common stock and the fair market value of the subscription rights at the date of distribution. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the sale price of our common stock on the OTCQX® on the date that the subscription rights are distributed, and the length of the period during which the subscription rights may be exercised

.

•	If the total fair market value of the subscription rights being distributed in this offering is less than 15% of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights will be zero unless the holder elects to allocate part of the basis of the holder’s shares of common stock (with respect to which the subscriptions rights were distributed) to the subscription rights. A holder makes such an election by attaching a statement to the holder’s tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise. If the basis of a holder’s subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15% of the fair market value of our common stock and because the holder does not make the election described above, the holder’s basis in the shares of common stock with respect to which such rights are received will not change.

The holding period for the subscriptions rights received by a holder of common stock in this rights offering will include the holder’s holding period for the common stock with respect to which the subscriptions rights were received.

Exercise of Subscription Rights

A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the Preferred Stock acquired through exercise of the subscription rights will equal the sum of (a) the exercise price and (b) the holder’s tax basis, if any, in the subscription rights (determined as described above). The holding period for the Preferred Stock acquired through exercise of the subscription rights will begin on the date the Preferred Stock is acquired.

Expiration of Subscription Rights

A holder who allows the subscription rights to expire will not recognize any gain or loss, and no portion of the tax basis of the common stock owned by such holder with respect to which such subscription rights were received will be allocated to the unexercised subscription rights.

Consequences If the Rights Offering Is Considered Part of a Disproportionate Distribution

If the Rights Offering is part of a disproportionate distribution, the distribution of subscription rights to you would be taxable as a dividend to the extent that the fair market value of the subscription rights you receive is allocable to our current and accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We cannot determine prior to the consummation of the Rights Offering the extent to which we will have sufficient current and accumulated earnings and profits to cause any such distribution to be treated as a dividend. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock are taxed under current law at the holder’s capital gain tax rate (a maximum rate of 20%, subject to the discussion below under Tax on Net Investment Income), provided that the holder meets applicable holding period and other requirements. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of our common stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, your tax basis in the subscription rights you receive will be their fair market value.

If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the rights offering to expire, you should recognize a capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our Preferred Stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of our Preferred Stock acquired through exercise of the subscription rights will begin on the date the Preferred Stock is acquired.

Ownership and Disposition of Preferred Stock

Distributions on Preferred Stock

If we pay distributions to holders of our Preferred Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our Preferred Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Preferred Stock and will be treated as described under “Sale or Other Disposition” below. Provided certain holding period requirements are met and the holder refrains from making certain elections, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate of 20% under current law, subject to the discussion below under Tax on Net Investment Income. That preferential rate does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses, and may not apply based on the number of days for which the U.S. holder holds the Preferred Stock.

U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced maximum tax rate on dividends.

Conversion of Series B Convertible Preferred Stock into Common Stock

U.S. holders generally should not recognize gain or loss on the receipt of common stock upon the conversion of Series B Convertible Preferred Stock, provided, however, if a U.S. holder receives cash in lieu of a fractional share of stock, the holder should recognize gain or loss equal to the difference between the cash received and that portion of such holder’s basis in the stock attributable to the fractional share. Further, if there is a dividend arrearage on the Series B Convertible Preferred Stock at the time of conversion and the fair market value of the common stock issued upon conversion exceeds the issue price of the Series B Convertible Preferred Stock, the common stock received in respect of such dividend arrearage may be treated as a dividend distribution as described above under “Distributions on Preferred Stock.” In addition, if the conversion is pursuant to a plan to periodically increase your proportionate interest in our assets or earnings and profits, a portion of the common stock received may be treated as a dividend distribution as described above under “Distributions on Preferred Stock.” Assuming the conversion is not pursuant to any such plan and no dividend arrearage exists, your tax basis in the common stock received upon conversion will equal your tax basis in the Series B Convertible Preferred Stock so converted. The holding period of the common stock received upon conversion generally will include the period during which the Series B Convertible Preferred Stock so converted was held prior to conversion.

Adjustment of the Conversion Price

Under Treasury Regulations promulgated under Section 305 of the Code, an adjustment to the conversion price of convertible preferred stock generally results in a constructive stock distribution (includable in income in the manner described above under “Distributions on Preferred Stock”) with respect to such preferred stock to the extent such adjustment increases the proportionate interest of the holders of such stock in the issuer’s earnings and profits. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock generally will give rise to a deemed taxable dividend to the holders of preferred stock to the extent of the issuer’s current or accumulated earnings and profits. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of a holder of the preferred stock generally will not be considered to result in a constructive distribution. The conversion price of the Series B Convertible Preferred Stock is subject to adjustment under certain circumstances (see “Anti-Dilution Adjustments” under “Description of Series B Convertible Preferred Stock”). Such circumstances generally should constitute bona fide reasonable anti-dilution provisions and generally should not result in constructive distributions. A failure to make an adjustment to the conversion price of the Series B Convertible Preferred Stock to reflect a stock dividend or similar event that increases that proportionate interest of the holders of our common stock could in some circumstances give rise to constructive distributions to such holders. Accordingly, under certain circumstances, you may recognize income in the event of a constructive distribution even though you may not receive any additional shares, cash or property.

Sale or Other Disposition

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our Preferred Stock (other than a conversion into common stock) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the disposed of Preferred Stock exceeds one year. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate holder. There are limitations on the deductibility of capital losses.

In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the holder’s adjusted tax basis in the disposed of Preferred Stock. A holder’s adjusted tax basis in its Preferred Stock generally will equal the holder’s acquisition cost (as discussed above) less any prior distributions treated as a return of capital, as described above. Such gain may be subject to the tax on net investment income under Section 1411 of the Code, discussed below.

Tax on Net Investment Income

Section 1411 of the Code imposes a 3.8% net investment tax on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes dividends received and gain recognized with respect to our common stock or Preferred Stock. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Holders of our common stock or Preferred Stock should consult their own tax advisors regarding the implications of this additional tax to their particular circumstances.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends on our common stock or Preferred Stock paid to the holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which a non-U.S. holder resides or is established.

We may be required to withhold a portion of payments to you under Section 3406 of the Code (“Backup withholding”). Backup withholding, currently at a rate of 28%, generally will not apply to payments of dividends to a holder of our common stock provided the holder furnishes to us or our paying agent the required certification as to its status. Backup withholding is not an additional tax. Taxpayors may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Additional Considerations for Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of our common stock, subscription rights or Preferred Stock.

Distributions on Preferred Stock

Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our Preferred Stock stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you.

Dividends that are effectively connected with a trade or business carried on by a non-U.S. holder within the United States, and, to the extent an applicable treaty provides, attributable to a permanent establishment maintained by the non-U.S. holder, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. Under applicable Treasury Regulations, a non-U.S. holder (including, in certain cases of non-U.S. holders that are entities, the owner or owners of such entities) will be required to satisfy certain certification requirements in order to claim a reduced rate of withholding pursuant to an applicable tax treaty. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale, exchange or redemption of our Preferred Stock (not including any amounts attributable to declared and unpaid dividends, which will be taxable to a non-U.S. holder as described above under “—Distributions on Preferred Stock”) unless:

•	the gain is effectively connected with a U.S. trade or business of the holder (and, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder);
•	in the case of a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met; or
•	we are, or have been within the five years preceding the holder’s disposition of the convertible preferred stock or common stock, a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or lower applicable treaty rate) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses. We believe we currently are not a USRPHC.

Conversion of Series B Convertible Preferred Stock into Common Stock

You generally will not recognize any gain or loss by reason of receiving common stock in exchange for Series B Convertible Preferred Stock upon conversion of the Series B Convertible Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares. It is possible that dividend income may be recognized with respect to any common stock treated as received in respect of a plan to periodically increase your interest or any dividend arrearage. See the discussion above applicable to U.S. holders. In such case, any withholding tax on stock treated as a dividend may be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or may be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.

Adjustment of Conversion Price

Adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “Distributions on Preferred Stock.” See the discussion above applicable to U.S. Holders. It is possible that any withholding tax on such a deemed distribution might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.

Information Reporting and Backup Withholding

Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of our Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our convertible preferred stock or common stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the holder to a refund if such withheld amount is in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) impose U.S. withholding on certain payments made to “foreign financial institutions” and to certain other non-U.S. entities, including intermediaries. Such withholding will generally be imposed at a 30% rate on certain payments of dividends on, or gross proceeds from the sale or disposition of, shares issued by a U.S. person, including the Preferred Stock, to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% of payments to such account holders whose actions prevent the financial institution from complying with these reporting and other requirements. Withholding is imposed on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. FATCA withholding is scheduled to apply to payments from the disposition of property producing such payments after December 31, 2018.[1] Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA to their ownership and disposition of convertible preferred stock or common stock.

PLAN OF DISTRIBUTION

We intend to distribute rights cards and copies of this prospectus to those persons who were holders of our common stock on ________, 2016, the Record Date for this offering, promptly following the effective date of the registration statement of which this prospectus forms a part. In the event that the offering is not fully subscribed, holders of rights who exercise all of their rights in the rights offering will have the opportunity to subscribe for unsubscribed rights pursuant to an oversubscription right. See “The Rights Offering” at page 17. We have not agreed to enter into any standby or other arrangements to purchase or sell any rights or any shares of stock except as otherwise disclosed in this prospectus. In addition, we have not entered into any agreements regarding stabilization activities with respect to our securities.

1 NTD: See IRS Notice 2015-66 (stating that IRS intends to amend regulations to extend the deadline and that taxpayers can rely on the notice in the interim).

We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately $15,000. We estimate that our total expenses in connection with the rights offering will be approximately $50,000.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of Preferred Stock offered by this prospectus will be passed upon for us by Nixon Peabody LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated by reference in reliance upon such reports given upon the authority of said firm as exerts in auditing and accounting.

OTHER INFORMATION WITH RESPECT TO THE HOLDING COMPANY

Additional information regarding our business, properties, legal proceedings, mine safety disclosures, market for our common equity, related shareholder matters, and issuer purchase of equity securities, changes in and disagreements with our accountants on accounting and financial disclosure, quantitative and qualitative disclosures about market risk, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on December 23, 2015, and our Current Reports on Form 8-K filed with the SEC on October 14, 2015, October 23, 2015, and October 23, 2015.

Additional information regarding our directors and executive officers, executive compensation, certain corporate governance matters, security ownership of certain beneficial owners and management, and certain relationships and related transactions is incorporated in this prospectus by reference to our Proxy Statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on March 9, 2015.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy information statements and other information regarding issuers, like us, that file electronically with the SEC. You can access this web site at www.sec.gov or through a link on our website at www.corninggas.com. Information contained on our website is not included in the disclosures made in this prospectus unless specifically incorporated by reference to filings with the SEC posted on our website.

We have filed a registration statement on Form S-1 with the SEC with respect to this rights offering. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the securities offered in this prospectus. Copies of our registration statement and the exhibits to the registration statement are on file at the offices of the SEC and may be obtained without charge on the websites noted above or upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of the documents, and each statement is qualified in our entirety by reference to the copy of the applicable document filed with the SEC.

We have elected to incorporate by reference into this prospectus some of the information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those filings. The information we incorporate by reference is considered a part of this prospectus. Specifically, we incorporate by reference the documents listed below:

•	our Proxy Statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on March 9, 2015;
•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on December 23, 2015; and
•	our Current Reports on Form 8-K filed with the SEC on October 14, 2015, October 23, 2015, and October 23, 2015.

We will provide, without cost, to each person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with it.

You may request a copy of the information that we have incorporated by reference, at no cost, by writing or telephoning us at the following address:

Corning Natural Gas

330 West William St.

Corning, New York 14830

Attn: Stanley G. Sleve

Telephone: (607) 936-3755

E-mail: jsleve@corninggas.com

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Appendix A

[Form of Subscription Rights Card]

Computershare Trust Company, N.A. 250 Royall Street Canton Massachusetts 02021 www.computershare.com

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5

CORNING NATURAL GAS HOLDING CORPORATION SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT <TIME>, Eastern (New York City), ON <DATE>, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Corning Natural Gas Holding Corporation has distributed to each holder of its common stock owned as of record (each an “Eligible Holder”) at <TIME> on <DATE>, 2016 (the “Record Date”), at no charge, one nontransferable right (the “Subscription Rights”) for each share of common stock held as of the Record Date, to purchase either: (a) one-eighth (1/8) of a share of Series A Cumulative Preferred Stock of Corning Natural Gas Holding Corporation at $25.00 per full share, or (b) one-sixth (1/6) of a share of Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation at $20.75 per full share. Each Subscription Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of Series A Cumulative Preferred Stock or Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation at same exercise prices per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration Date (the “Oversubscription Privilege”). The terms and conditions of the Subscription Rights offering are set forth in Corning Natural Gas Holding Corporation’s Prospectus dated <DATE> (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. Corning Natural Gas Holding Corporation cannot assure you that the shares of Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation issued in respect of exercised Subscription Rights will ever be listed on any securities exchange or traded on OTCQX or any other securities quotation system.

EXERCISE PRICE

The exercise price for the Subscription Rights and the Oversubscription Privilege is $25.00 per full share of Series A Cumulative Preferred Stock and $20.75 per full share of Series B Cumulative Preferred Stock. A Subscription Right will not be exercisable for a fractional share and must be aggregated with other Subscription Rights so that when exercised, in the aggregate, such Subscription Rights result in the purchase of a whole share of either Series A Cumulative Preferred Stock (requires eight Subscription Rights) or Series B Convertible Preferred Stock (requires six Subscription Rights) of Corning Natural Gas Holding Corporation. In other words, Subscription Rights cannot be exercised for fractional shares of preferred stock of Corning Natural Gas Holding Corporation.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF EACH SERIES OF PREFERRED STOCK (SERIES A CUMULATIVE PREFERRED STOCK OR SERIES B CONVERTIBLE PREFERRED STOCK) THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE THE EXPIRATION TIME: <TIME>, ON <DATE>, 2016.

Holder ID COY Class Rights Qty Issued Rights Cert #

123456789 XXXX Subscription Rights XXX.XXXXXX 12345678

Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

.

Full payment of the exercise price for each full share of Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock you wish to purchase on exercise of you Subscription Rights must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to Computershare Trust Company, N.A., the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to Computershare Trust Company, N.A., the Rights Agent, in each case in accordance with the “Instructions As To Use of Corning Natural Gas Holding Corporation Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless Corning Natural Gas Holding Corporation withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Computershare Trust Company, N.A., toll free at (XXX) XXX-XXXX or (XXX) XXX-XXXX.

Appendix B

CORNING NATURAL GAS HOLDING CORPORATION

INSTRUCTIONS AS TO THE USE OF SUBSCRIPTION RIGHTS CARDS

CONSULT THE SUBSCRIPTION AGENT, YOUR BANK

OR BROKER AS TO ANY QUESTIONS

NOTICE: Initial Expiration Date __________, 2016, 5:00 p.m. New York City time.

Rights not properly exercised by the Expiration Date will expire.

The following instructions relate to a rights offering (the “Rights Offering”) by Corning Natural Gas Holding Corporation, a New York corporation (the “Holding Company”), to the holders of record (the “Recordholders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Holding Company’s Prospectus, dated December ___, 201 (the “Prospectus”). Record holders of Common Stock at the close of business on ________ , 2016 (the “Record Date”), are receiving non-transferable subscription rights (the “Rights”) to subscribe for a collectively, the “Basic Subscription Privilege”):(i) one-eighth share of our 6% Series A Cumulative Preferred Stock, par value $0.01 per share (“Series A Cumulative Stock”), for $25.00 per share (the “Series A Subscription Price”), or (ii) one-sixth share of our 4.8% Series B Convertible Preferred Stock, par value $0.01 per share(“Series B Convertible Stock”; and, together with the Series A Cumulative Stock, the “Preferred Stock”), for $20.75 per share (the “Series B Subscription Price”; and, together with the Series A Subscription Price, the “Subscription Price”). An aggregate of up to _____ Rights are being offered by the Prospectus. Each non-transferable subscription right entitles the holder to purchase either: Each subscription right must be exercised, if at all, prior to ________, 2016.

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on ________, 2016, unless extended in the sole discretion of the Holding Company (as it may be extended, the “Expiration Date”). If the Holding Company extends the time for exercising the Rights, it will not extend such time more than 30 days past the original expiration date. After the Expiration Date, unexercised Rights will be null and void. The Holding Company will not be obligated to honor any purported exercise of Rights received by Computershare Trust Company, N.A. (the “Subscription Agent”), after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent. The Holding Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights cards (the “Subscription Rights Cards”).

In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the “Over-Subscription Privilege”) at the same cash price of the applicable Subscription Price that are not purchased pursuant to the exercise of Rights by other holders of Rights under the Basic Subscription Privilege (the “Excess Shares”), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full and other holders of Rights do not exercise their Basic Subscription Privilege in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, the Holding Company will allocate the remaining Excess Shares pro rata among those holders of Rights who exercised their Over-Subscription Privileges. “Pro rata” means in proportion to the number of Shares that each holder of Rights has purchased by exercising their Over-Subscription Privilege. The Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the Rights Offering. See “The Rights Offering — Subscription Privileges” in the Prospectus.

The number of Rights to which you are entitled is printed on the face of your Subscription Rights Card. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Card and returning the card to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

Your Subscription Rights Card, and subscription price payment, including final clearance of any checks, must be received by the Subscription Agent, on or before 5:00 p.m., New York City time, on the Expiration Date. Once a holder of Rights has exercised the Basic Subscription Privilege or the Over-Subscription Privilege, such exercise may not be revoked. Rights not exercised prior to the Expiration Date of the Rights Offering will expire without value.

1. Method of Subscription — Exercise of Rights.

To exercise your Rights, complete the Subscription Rights Card and send the properly completed and executed Subscription Rights Card evidencing your Rights, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Shares being subscribed for (a) by certified personal check (not bank cashier’s check) drawn upon a U.S. bank and payable to Computershare Trust Company, N.A, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at:

Bank:	Bank of America
ABA:	026009593
DDA:	4427699265
DDA Name:	COMUPERSHARE INC. aaf Corp Actions Funding

(such account, the “Subscription Account”). You signature must be guaranteed by an institution participating in a Medallion signature guarantee program if the Preferred Stock is to be issued to anyone other than you as record holder. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any check, or (ii) receipt of collected funds in the Subscription Account designated above.

Wire transfers: Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Subscribers who elect to submit payment by wire transfer must notify the Subscription Agent prior to initiating the wire transfer via facsimile at (617) 360-6810.

Checks: If paying by certified personal check, please reference your Subscription Rights Card number on your check. If paying by certified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of certified or cashier’s check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of wire transfer of funds.

The Subscription Rights Card and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:

By First Class Mail:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or

Overnight Delivery:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

250 Royall Street, Suite V, Canton, MA 02021

Delivery to any address or by a method other than those set forth above does not constitute valid delivery. If you have any questions or require additional copies of relevant documents please contact the Subscription Agent.

By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Rights Card on your behalf.

Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription

Agent and the Holding Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege.

If you exercise less than all of the Rights evidenced by your Subscription Rights Card by so indicating in your Subscription Rights Card, the Subscription Agent, if you so request, will either issue to you a new Subscription Rights Card evidencing the unexercised Rights. A new Subscription Rights Card will be issued to you according to your instructions upon the partial exercise of Rights only if the Subscription Agent receives a properly endorsed Subscription Rights Card no later than 5:00 p.m., New York City time, on __________, 2016, the third business day prior to the initial Expiration Date. After such date no new Subscription Rights Cards will be issued. Accordingly, after such date if you exercise less than all of your Rights, you will lose the power to exercise your remaining Rights. All deliveries of newly issued Subscription Rights Cards will be at your own risk.

If you do not indicate the number of Subscription Rights being exercised, if you do not forward full payment of the total Subscription Price payment for the number of Rights that you indicate are being exercised, or if your aggregate Subscription Price payment is greater than the amount you owe for your subscription, the Subscription Agent will attempt to contact you to correct the discrepancy. However, if the Subscription Agent is unable to contact you, or you do not provide the requested information, you will be deemed not to have exercised your Basic Subscription Privilege. Neither the Subscription Agent nor the Holding Company will be liable for failure to contact you.

2. Issuance of Shares of Rights and Stock.

The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Card unless you provide instructions to the contrary on the reverse side of your Subscription Rights Card under the heading “Delivery to a Different Address.”

a. Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder cards representing shares of Preferred Stock purchased pursuant to the Basic Subscription Privilege. See “The Rights Offering — Subscription Privileges — Basic Subscription Privilege” in the Prospectus.

b. Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege cards representing the number of shares of Preferred Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See “The Rights Offering — Subscription Privileges — Over-Subscription Privilege” in the Prospectus.

c. Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3. Execution.

a. Execution by Registered Holder. The signature on the Subscription Rights Card must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Card without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Card in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

b. Execution by Person Other than Registered Holder. If the Subscription Rights Card is executed by a person other than the holder named on the face of the Subscription Rights Card, proper evidence of authority of the person executing the Subscription Rights Card must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

c. Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special issuance or payment instructions.

4. Method of Delivery to Subscription Agent.

The method of delivery of Subscription Rights Cards and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that you send your cards and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. You are strongly urged to pay, or arrange for payment, by means of a wire transfer of funds.

5. Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.

In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. The amounts are estimates.

Description	Amount
SEC registration fee	$860.19
Accounting fees and expenses*	10,000.00
Legal fees and expenses*	180,000.00
Printing fees and expenses*	5,000.00
Miscellaneous expenses*	10,000.00
Total expenses*	$205,860.19

* Estimated solely for purposes of this table

Item 14. Indemnification of Directors and Officers.

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, the NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

The NYBCL provides that the indemnification provisions contained in the NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s certification of incorporation or by-laws, or, when authorized by the corporation’s card of incorporation or by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. The NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Our Charter and By-laws provide that, to the fullest extent permitted by the NYBCL, we will indemnify our present and future directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors.

Our By-Laws also provide that we may purchase and maintain insurance to indemnify Corning for any obligation we incur as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to our By-laws and in accordance with the NYBCL.

In addition to the provisions of our Charter and By-laws providing for indemnification of directors and officers, we have entered into an employment agreement with Michael I. German, our president and chief executive officer, which provides for us to indemnify Mr. German against all expenses actually and reasonably incurred by him as a result of his being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that he is or was one of our officers.

II-1

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

Except as otherwise indicated, the exhibits listed below are filed as part of this registration statement. References to exhibits or other filings under the caption “Location” indicate that that exhibit or other filing has been filed, that the indexed exhibit and the exhibit referred to are the same, and that the exhibit referred to is incorporated by reference. Exhibits incorporated by reference for filings made before November 13, 2013 may be found in the filings of our subsidiary Corning Natural Gas Corporation, Commission File No. 000-0643.

Exhibit No.	Description

2.1	Agreement and Plan of Exchange, dated September 12, 2013, between Corning Natural Gas Corporation and the Holding Company (filed as Exhibit 2.1 to the Holding Company’s Registration Statement on Form S-4 (No. 333-190348 (the “Form S-4”))
3.1	The Holding Company’s Certificate of Incorporation, (included as Exhibit B to the Proxy Statement/Prospectus forming portion of the Form S-4)
3.2	Certificate of Exchange, dated November 6, 2013, consented to by the New York Public Service Commission on November 8, 2013, and filed with the New York Department of State on November 12, 2013 (incorporated by reference to Exhibit 3.1 of the Holding Company’s Current Report on Form 8-K, filed on November 13, 2013)
3.3	Amended and Restated Bylaws of Corning Natural Gas Holding Corporation, effective June 2, 2014 (incorporated by reference to Exhibit 3.2 of the Holding Company’s Current Report on Form 8-K dated June 3, 2014 and filed on June 3, 2014)
3.4**	Certificate of Amendment to the Holding Company’s Certificate of Incorporation
3.5	Corning Natural Gas Corporation’s Restated Certificate of Incorporation (incorporated by reference to Corning Natural Gas Corporation’s Current Report on Form 8-K dated October 2, 2007)
3.6	Second Amended and Restated By-Laws of Corning Natural Gas Corporation (incorporated by reference to Annex D to Corning Natural Gas Corporation ‘s Definitive Proxy Statement originally filed with the Securities and Exchange Commission on April 24, 2007)
4.1	See Exhibits 3.1, 3.2, and 3.4 for provisions in the Holding Company’s Certificate of Incorporation and By-laws defining the rights of holders of the Holding Company Common Stock, 6% Series A Cumulative Preferred Stock, or Series B Convertible Preferred Stock
4.2*	Amended and Restated 2007 Stock Plan (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 10-Q dated August 12, 2009)
4.3	Dividend Reinvestment Plan (filed as Exhibit 4.3 of Corning Natural Gas Corporation’s Registration Statement on Form S-3 (No. 333-182386), originally filed with the Securities and Exchange Commission on June 28, 2012)
4.4	Form of Subscription Rights Card (attached as Appendix A)
5.1	Opinion of Nixon Peabody LLP as to legality of the Securities being registered (to be filed by amendment to this Form S-1)
8.1	Opinion of Nixon Peabody LLP as to certain tax matters registered (to be filed by amendment to this Form S-1)
10.1*	Employment Agreement dated November 30, 2006 between Michael German and Corning Natural Gas Corporation (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated December 6, 2006)

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10.2*	Amended and Restated Severance Agreement effective August 18, 2006 between Corning Natural Gas Corporation and Kenneth J. Robinson (incorporated by reference to Exhibit 10.18 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated August 18, 2006)
10.3*	First Amendment to Employment Agreement between Michael I. German and Corning Natural Gas Corporation dated December 31, 2008 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 10-Q dated August 12, 2009)
10. 4	Amended and Restated 2007 Stock Plan (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 10-Q dated August 12, 2009)
10.5	Commercial Promissory Note between Corning Natural Gas Corporation and Community Bank, N.A. dated March 31, 2010 (incorporated by reference to Exhibit 10.3 of Corning Natural Gas Corporation’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on May 7, 2010)
10.6	Commercial Security Agreement between Corning Natural Gas Corporation and Community Bank, N.A. dated March 31, 2010 (incorporated by reference to Exhibit 10.4 of Corning Natural Gas Corporation’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on May 7, 2010)
10.7	Commercial Security Agreement between Corning Natural Gas Corporation and Community Bank, N.A. dated March 31, 2010 (incorporated by reference to Exhibit 10.5 of Corning Natural Gas Corporation’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on May 7, 2010)
10.8	Commitment Letter between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 10, 2010 (incorporated by reference to Exhibit 10.16 of Corning Natural Gas Corporation’s Current Report on Form 10-Q dated May 12, 2010)
10.9	Negotiated 311 Gas Transportation Agreement between Corning Natural Gas Corporation and Talisman Energy USA, Inc. dated May 13, 2010, with confidential portions redacted. Confidential information omitted and filed separately with the SEC (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated June 3, 2010)
10.10	Multiple Disbursement Term Note between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 14, 2011 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated July 14, 2011)
10.11	Letter of Credit Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 14, 2011 (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated July 14, 2011)
10.12	Promissory Note between Corning Natural Gas Corporation and Five Star Bank dated September 1, 2011 (incorporated by reference to Exhibit 10.55 of Corning Natural Gas Corporation’s Current Report on Form 10-K, dated December 28, 2011)
Service Agreement between Corning Natural Gas Corporation and the Village of Bath, New York, acting through Bath Electric Gas and Water Systems dated February 1, 2012 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated February 10, 2012)
10.13*	Form of Change of Control Agreement between Corning Natural Gas Corporation and Firouzeh Sarhangi, Stanley G. Sleve, Matthew J. Cook and Russell Miller dated April 17, 2012 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated April 19, 2012)
10.14*	Settlement and Release Agreement between Corning Natural Gas Corporation and Thomas K. Barry dated December 30, 2011 (incorporated by reference to Exhibit 10.30 of Corning Natural Gas Corporation’s Registration Statement on Form S-1 (No. 333-182386), originally filed with the Securities and Exchange Commission on June 28, 2012)

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10.15	Operating Agreement of the Leatherstocking Pipeline Company, LLC (incorporated by reference to Exhibit 10.31 of Corning Natural Gas Corporation’s Registration Statement on Form S-3 (No. 333-182386), originally filed with the Securities and Exchange Commission on June 28, 2012)
10.16	Operating Agreement of the Leatherstocking Gas Company, LLC (incorporated by reference to Exhibit 10.32 of Corning Natural Gas Corporation’s Registration Statement on Form S-3 (No. 333-182386), originally filed with the Securities and Exchange Commission on June 28, 2012)
10.17	Line of Credit Agreement between Corning Natural Gas Corporation and Community Bank N.A. dated July 27, 2012 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated July 27, 2012)
10.18	Term Loan Agreement between Corning Natural Gas Corporation and Community Bank N.A. dated July 27, 2012 (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated July 27, 2012)
10.19	Promissory Note in the principal amount of $250,000 payable by Corning Natural Gas Corporation to Five Star Bank dated August 13, 2012 (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated August 15, 2012)
10.20	Promissory Note in the principal amount of $250,000 payable by Corning Natural Gas Corporation to Five Star Bank dated August 13, 2012 (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated August 15, 2012)
10.21*	Form of Restricted Stock Agreement – Officers under the Corning Natural Gas Corporation’s Amended and Restated 2007 Stock Plan (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated December 13, 2012)
10.22*	Form of Restricted Stock Agreement - Non-employee Directors under Corning Natural Gas Corporation’s Amended and Restated 2007 Stock Plan (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated December 13, 2012)
10.23	Commercial Line of Credit Agreement and Note as of June 21, 2013 by and between Corning Natural Gas Corporation and Community Bank N.A. (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated June 21, 2013)
10.24	Addendum to Commercial Line of Credit Agreement and Note dated June 21, 2013 by and between Corning Natural Gas Corporation and Community Bank N.A. (incorporated by reference to Exhibit 10.3 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated June 21, 2013)
10.25	Agreement to Cancel Security Agreement dated June 21, 2013 by and between Corning Natural Gas Corporation and Community Bank N.A. (incorporated by reference to Exhibit 10.4 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated June 21, 2013)
10.26	Replacement Multiple Disbursement Term Note, dated as of September 3, 2013, by and between Corning Natural Gas Corporation and M&T Bank (incorporated by reference to Exhibit 10.1 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated September 9, 2013)
10.27	Replacement Term Note, dated as of September 3, 2013, by and between Corning Natural Gas Corporation and M&T Bank (incorporated by reference to Exhibit 10.2 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated September 9, 2013)
10.28	Multiple Disbursement Term Note, dated as of September 3, 2013, by and between Corning Natural Gas Corporation and M&T Bank (incorporated by reference to Exhibit 10.3 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated September 9, 2013)

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10.29	Specific Security Agreement, dated as of September 3, 2013, by and between Corning Natural Gas Corporation and M&T Bank (incorporated by reference to Exhibit 10.4 of Corning Natural Gas Corporation’s Current Report on Form 8-K dated September 9, 2013)
10.30	Letter of Commitment between Corning Natural Gas Corporation and Community Bank N.A. (incorporated by reference to Exhibit 10.1 of the Holding Company’s Current Report on Form 8K dated March 25, 2014)
10.31	Commercial Line of Credit Agreement between Corning Natural Gas Corporation and Community Bank N.A. (incorporated by reference to Exhibit 10.2 of the Holding Company’s Current Report on Form 8K dated March 25, 2014)
10.32	Stock Purchase Agreement between the Holding Company and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust Dated April 2, 2007, dated April 7, 2014 (incorporated by reference to Exhibit 10.3 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.33	Stock Purchase Agreement between the Holding Company and the Retirement Plan for the L.S. Starret Company with QCI Management, Inc., as Registered Investment Advisor dated April 14, 2014 (incorporated by reference to Exhibit 10.4 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.34	Stock Purchase Agreement between the Holding Company and DBH, LLC with QCI Asset Management, Inc., as Registered Investment Advisor dated April 14, 2014 (incorporated by reference to Exhibit 10.5 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.35	Stock Purchase Agreement between the Holding Company and Cold Spring Construction Profit Sharing Plan with QCI Asset Management, Inc., as Registered Investment Advisor dated April 14, 2014 (incorporated by reference to Exhibit 10.6 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.37	Stock Purchase Agreement between the Holding Company and Timothy E. Delaney with QCI Asset Management, Inc., as Registered Investment Advisor dated April 14, 2014(incorporated by reference to Exhibit 10.7 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.38	Stock Purchase Agreement between the Holding Company and Robert B. Johnston dated April 16, 2014 (incorporated by reference to Exhibit 10.8 of the Holding Company’s Current Report on Form 10-Q dated May 15, 2014)
10.39	Multiple Disbursement Note between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014 (incorporated by reference to Exhibit 10.1 of the Holding Company’s Current Report on Form 8-K dated July 9, 2014 and filed on July 10, 2014 (the “July 2014 8-K”))
10.40	Credit Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014 (incorporated by reference to Exhibit 10.2 of the July 2014 8-K)
10.41	Term Note between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014(incorporated by reference to Exhibit 10.3 of the July 2014 8-K)
10.42	Credit Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014 (incorporated by reference to Exhibit 10.4 of the July 2014 8-K)
10.43	Loan Agreement between Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC and Five Star Bank dated August 28, 2014 (incorporated by reference to Exhibit 10.1 of the Holding Company’s Current Report on Form 8-K dated September 4, 2014, and filed on September 4, 2014 (the “September 2014 8-K”)
10.44	Line of Credit Note between Leatherstocking Gas Company, LLC and Five Star Bank dated August 28, 2014 (incorporated by reference the Exhibit 10.2 of the September 2014 8-K)
10.45	General Security Agreement between Leatherstocking Gas Company, LLC and Five Star Bank dated August 27, 2014 (incorporated by reference to Exhibit 10.3 of the September 2014 8-K)

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10.46	General Security Agreement between Leatherstocking Pipeline Company, LLC and Five Star Bank dated August 27, 2014 (incorporated by reference to Exhibit 10.4 of the September 2014 8-K)
10.47	Unlimited Continuing Guarantee between Leatherstocking Pipeline Company, LLC and Five Star Bank dated August 27, 2014 (incorporated by reference to Exhibit 10.5 of the September 2014 8-K)
10.48	Pledge and Security Agreement between Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC with Five Star Bank dated August 27, 2014 (incorporated by reference to Exhibit 10.6 of the September 2014 8-K)
10.49	Pledge and Security Agreement between Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC with Five Star Bank dated August 27, 2014 (incorporated by reference to Exhibit 10.7of the September 2014 8-K)
10.50	Commitment Letter between the Holding Company and Manufacturers and Traders Trust Company dated September 9, 2015 (incorporated by reference to Exhibit 10.50 of the Holding Company’s Current Report on Form 10-K, dated December 23, 2015)
10.51	Loan Agreement between Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC and Five Star Bank dated October 19, 2015 (incorporated by reference to Exhibit 10.1 of the Holding Company’s Current Report on Form 8-K dated October 23, 2015, and filed on October 23, 2015 (the “October 2015 8-K”))
10.52	Line of Credit Note between Leatherstocking Gas Company, LLC and Five Star Bank dated October 19, 2015 (incorporated by reference the Exhibit 10.2 of the October 2015 8-K)
10.53	General Security Agreement between Leatherstocking Gas Company, LLC and Five Star Bank dated October 13, 2015 (incorporated by reference to Exhibit 10.3 of the October 2015 8-K)
10.54	General Security Agreement between Leatherstocking Pipeline Company, LLC and Five Star Bank dated October 14, 2015 (incorporated by reference to Exhibit 10.4 of the October 2015 8-K)
10.55	Unlimited Continuing Guarantee between Leatherstocking Pipeline Company, LLC and Five Star Bank dated October 14, 2015 (incorporated by reference to Exhibit 10.5 of the October 2015 8-K)
10.56	Stock Purchase Agreement between the Holding Company and Orange and Rockland Utilities, Inc. dated October 13, 2015 (incorporated by reference to Exhibit 10.56 of the Holding Company’s Current Report on Form 10-K, dated December 23, 2015)
10.57**	Subscription Agent Agreement by and between the Holding Company, Computershare Trust Company, N.A., and Computershare Inc.
12	Statement re computations of ratios
21	Subsidiary of Company (Incorporated by reference to Exhibit 99.2 to the Holding Company’s Current Report on Form 8-K, dated January 25, 2012)
23.1	Consent of Freed Maxick CPAs, P.C.
23.3**	Consent of Nixon Peabody LLP
24**	Power of Attorney (Incorporated by reference to signature block of this S-1)
99.1**	Instructions as to Use of Corning Subscription Rights Card (attached as Appendix B)
99.2**	Letter to Shareholders from Chief Executive Officer to Accompany Prospectus
101***	The following materials from the Corning Natural Gas Corporation Annual Report on Form 10-K for the period ended September 30, 2015, formatted in XBRL (eXtensible Business Reporting Language):
(i) the Condensed Consolidated Balance Sheets at September 30, 2015 and 2014
(ii) the Condensed Consolidated Statements of Income and Comprehensive Income for the years ended
September 30, 2015 and 2014
(iii) the Condensed Consolidated Statements of Changes in Stockholders’ Equity for the years ended

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September 30, 2015 and 2014
(iv) the Condensed Consolidated Statements of Cash Flows for the years ended September 30, 2015 and 2014
(v) related notes to the Condensed Consolidated financial Statements

*	Indicates management contract or compensatory plan or arrangement
**	Filed herewith
***	Furnished herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a Fundamental Change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

…

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a

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court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on January 4, 2016.

CORNING NATURAL GAS HOLDING CORPORATION

By:    /s/ Michael German

Michael I. German

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael I. German and Stanley G. Sleve, each as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-1 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: January 4, 2016	/s/Michael German Michael German, President and Chief Executive Officer and Director (Principal Executive Officer)

Dated: January 4, 2016	/s/Firouzeh Sarhani Firouzeh Sarhangi, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: January 4, 2016	/s/ Henry B. Cook
Henry B. Cook, Chairman of the Board of Directors and Director

Dated: January 5, 2016	/s/ Ted W. Gibson
Ted W. Gibson, Director

Dated: January 4, 2016	/s/ Robert B. Johnston
Robert B. Johnston, Director

Dated: January 4, 2016	/s/ Joseph P. Mirabito
Joseph P. Mirabito, Director

Dated: January 4, 2016	/s/ William Mirabito
William Mirabito, Director

Dated: January 4, 2016	/s/George J. Welch
George J. Welch, Director

Dated: January 4, 2016	/s/John B. Williamson
John B. Williamson III, Director